UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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Resideo Technologies, Inc.

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“Resideo is built on the promise of making homes safer, more secure, more comfortable, healthier and more efficient. This is our foundational year as an independent public company, and with our heritage of innovation, strong partnerships and a vision for the future, I think we’re off to a great start.”

Michael Nefkens,

President, Chief Executive Officer and Director

April 25, 2019

Dear Resideo Shareholders:

We are pleased to invite you to attend the 2019 Annual Meeting of Shareholders of Resideo Technologies, Inc. (“Resideo” or the “Company”) – our first as an independent company – to be held via live virtual meeting on Wednesday, June 12, 2019, at 1:00 p.m. EDT. Resideo spun off from Honeywell on October 29, 2018, and is a leading global provider of residential security and comfort solutions, and low-voltage electronic and security distribution. We have a strong foundation in the home comfort, security and residential thermal solutions industries – nearly 130 years of history, innovation, and operational excellence, an installed base of 150 million homes and a prestigious network of 110,000 professional contractors.

We are executing on a clear vision in the growing smart home market, with a focus on providing whole-home connected solutions with recurring revenue streams. We finished 2018 with a 7% increase in net revenue for the year, an improved cash position and key new hires to complete our executive leadership team. We kicked off this year by announcing our strategic vision to expand our core capabilities and partnerships. We are planning $90 million in new growth investments this year that will capitalize on our strong installed base, deepen ties to our contractor network and equip professional installers to serve consumers as smart home experts. In addition, we are planning exciting new product introductions, including the next generation security and comfort platforms, with recurring services that integrate all dimensions of home wellness. We are actively seeking to identify and execute on tuck-in acquisitions and investments, such as our recently announced acquisition of Buoy Labs.

We believe strong governance, an executive compensation program that recruits the best talent and directly ties pay to our performance, and our proactive commitment to our people, environment and community provide a solid foundation for our success. The 2019 Proxy Statement describes this framework in more detail and aligns with our vision to drive long-term value creation for our shareholders.

You can participate in the annual meeting and vote your shares electronically during the live virtual meeting by visiting www.virtualshareholdermeeting.com/REZI2019 and entering the 16-digit control number provided in your proxy materials. Additional details about the meeting, including the formal agenda, are contained in the accompanying Notice of 2019 Annual Meeting of Shareholders and Proxy Statement. For more information on accessing our virtual annual meeting and voting, please see the section entitled “Questions and Answers about the Annual Meeting and Voting” in the accompanying Proxy Statement. The meeting will include remarks from management and a period during which you will be able to submit questions. You may also submit questions in advance of the virtual meeting by visiting www.proxyvote.com.

At the virtual annual meeting, shareholders will vote on the matters set forth in the accompanying Notice of 2019 Annual Meeting of Shareholders and Proxy Statement. We have chosen to provide online access to our proxy materials under the U.S. Securities and Exchange Commission’s “notice and access” rules. We believe providing our proxy materials online makes it easier for our shareholders to access information regarding our annual meeting, while reducing our environmental impact. For these reasons, we are mailing many of our shareholders a Notice of Internet Availability rather than a paper copy of the Proxy Statement and our 2018 Annual Report on Form 10-K. The notice contains instructions on how to access those documents online and how to receive a paper copy of those materials.

Your vote is important to us and we hope that you choose to join us and exercise your vote. In advance of the meeting on June 12, please cast your vote online, by telephone, or by mail. Instructions on how to vote are found in the section entitled “Proxy Statement Summary – How to Cast Your Vote” and in the section entitled “Questions and Answers about the Annual Meeting and Voting” in the accompanying Proxy Statement.

At Resideo, we are committed to continued improvements in company performance and transparency for and accountability to our shareholders. Thank you for your investment and confidence in Resideo, and we are excited to begin our journey together. We look forward to hearing from you at the annual meeting.

Sincerely,

MICHAEL NEFKENS

PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

1985 Douglas Drive N., Golden Valley, MN 55422

2019 PROXY STATEMENT

Notice of 2019 Annual Meeting of Shareholders

DATE	TIME	PLACE

Wednesday, June 12, 2019	1:00 p.m. Eastern Daylight Time	Via the internet at www.virtualshareholdermeeting.com/ REZI2019

Our 2019 annual meeting will be a live virtual meeting. There will be no physical location for the annual meeting. You will be able to participate in the annual meeting, vote your shares electronically and submit your questions during the live virtual meeting by visiting www.virtualshareholdermeeting.com/REZI2019 and entering the 16-digit control number provided in your proxy materials. You may also submit questions in advance of the meeting by visiting www.proxyvote.com. For more information on accessing the virtual annual meeting, see Question 6 in the section entitled “Questions and Answers about the Annual Meeting and Voting” on page 59.

Agenda:

Election of Class I Directors

Advisory vote to approve executive compensation

Advisory vote on the frequency of future advisory votes to approve executive compensation

Ratification of the appointment of independent registered public accounting firm

Transact such other business as may properly come before the meeting

How to Vote: Your vote is important to us. Unless you vote live at the virtual annual meeting, the deadline for receiving your vote is 11:59 p.m. Eastern Daylight Time, on June 11, 2019.

VIA INTERNET	BY PHONE	BY MAIL	VIA VIRTUAL MEETING

Visit www.proxyvote.com to vote your shares via the internet. You will need the 16-digit control number provided in your proxy materials when you access the web page.

If your shares are held in the name of a bank, brokerage firm or similar organization, follow the telephone voting instructions, if any, provided on your voting instruction card. If your shares are registered in your name, call 1-800-690-6903. You will need the 16-digit control number provided in your proxy materials when you call.

Complete and sign the proxy card or voting instruction form and return it in the enclosed postage pre-paid envelope.

You may vote your shares live at the virtual annual meeting by visiting www.virtualshareholdermeeting.com/REZI2019. You will need to enter the 16-digit control number provided in your proxy materials to vote your shares at the virtual annual meeting.

This Notice of 2019 Annual Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on April 25, 2019.

On behalf of Resideo’s Board of Directors,

JEANNINE LANE

EXECUTIVE VICE PRESIDENT,

GENERAL COUNSEL AND CORPORATE SECRETARY

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Shareholders to be held on Wednesday, June 12, 2019: our Proxy Statement and 2018 Annual Report are available free of charge on our Investor Relations website at investor.resideo.com.

2019 PROXY STATEMENT

2019 PROXY STATEMENT

Proxy Statement Summary

Below are highlights of certain information in this Proxy Statement. As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete Proxy Statement and Resideo’s 2018 Annual Report before you vote. References to “Resideo,” the “Company,” “we,” “us” or “our” refer to Resideo Technologies, Inc.

2019 Annual Meeting of Shareholders

Date and Time:	June 12, 2019, 1:00 p.m. EDT

Place:	Via the internet at www.virtualshareholdermeeting.com/REZI2019

Record Date:	April 15, 2019

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission:	To enter Resideo’s virtual annual meeting via www.virtualshareholdermeeting.com/REZI2019, you will need the 16-digit control number provided in your proxy materials.

How to Cast Your Vote

Your vote is important! Please cast your vote and play a part in the future of Resideo.

Shareholders of record on the Record Date can vote through any of the following ways:

INTERNET	PHONE	MAIL	VIRTUAL MEETING

Visit www.proxyvote.com	Call 1-800-690-6903 toll-free from the U.S. or Canada	Return the signed proxy card	Vote your shares live at the virtual annual meeting

2019 PROXY STATEMENT | 1

The deadline for voting via the internet or by telephone is 11:59 p.m. EDT on June 11, 2019. If you vote by mail, your proxy card must be received before the virtual annual meeting. If you hold Resideo shares in a Honeywell International Inc. (“Honeywell”) savings plan, your voting instructions must be received by 11:59 p.m. EDT on June 9, 2019.

Beneficial owners who own shares through a bank, brokerage firm or similar organization can vote by returning the voting instruction form, or by following the instructions for voting via the internet or by telephone, as provided by the bank, brokerage firm or similar organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.

If you are a shareholder of record or a beneficial owner, you may choose to vote at the virtual annual meeting. Even if you plan to attend our virtual annual meeting, please cast your vote as soon as possible. For more information on voting your shares, please see “Questions and Answers About the Annual Meeting and Voting” beginning on page 58.

About Resideo and the Spin-Off

On October 29, 2018, Resideo Technologies, Inc., a Delaware corporation, became an independent publicly traded company as a result of a pro rata distribution of Resideo’s common stock to shareholders of Honeywell (the “Spin-Off”). In the Spin-Off, Honeywell’s shareholders of record as of October 16, 2018 (the “Spin-Off Record Date”) received one share of Resideo’s common stock, par value $0.001 per share, for every six shares of Honeywell’s common stock, par value $1.00 per share, held as of the Spin-Off Record Date, and cash for any fractional shares of the Company’s common stock. Resideo began trading “regular way” under the ticker symbol “REZI” on the New York Stock Exchange (“NYSE”) on October 29, 2018. The Spin-Off is further described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”).

Voting Matters and Board Recommendations

	VOTING MATTERS	BOARD RECOMMENDATIONS	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 1.	Election of Class I Directors	FOR Each Nominee	5

Proposal 2.	Advisory Vote to Approve Executive Compensation	FOR	34

Proposal 3.	Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation	1 YEAR	34

Proposal 4.	Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	55

2 | 2019 PROXY STATEMENT

Our Board of Directors

Name	Age	Independent	Board Committee Memberships	Other Public Company Board Service

Roger Fradin (Chairman)	65		Finance Innovation and Technology	MSC Industrial Direct Pitney Bowes Harris Corporation GS Acquisition Holdings

Michael Nefkens (President & CEO)	49		None	None

Niccolo de Masi	38		None	Glu Mobile, Inc.

Paul Deninger	60		Audit Finance (Chair) Innovation and Technology	Iron Mountain Inc.

Jack Lazar	53		Audit (Chair) Innovation and Technology	Mellanox Technologies Quantenna Communications Silicon Laboratories, Inc.

Nina Richardson	60		Compensation Nominating and Governance (Chair)	Silicon Laboratories, Inc.

Andrew Teich (Lead Independent Director)	58		Compensation Finance Nominating and Governance Innovation and Technology (Chair)	Sensata Technologies Holding PLC

Sharon Wienbar	57		Audit Compensation (Chair) Nominating and Governance	Colfax Corporation

Directors’ Skills and Attributes

As our business evolves and grows, our Board of Directors (the “Board”) must continue to remain aligned with our strategy and direction. Our Board consists of senior leaders with substantial experience in a variety of areas. Core qualifications and areas of expertise represented on our Board include:

NAME

Roger Fradin (Chairman)	65 M

Michael Nefkens (President & CEO)	49 M

Niccolo de Masi	38 M

Paul Deninger	60 M

Jack Lazar	53 M

Nina Richardson	60 F

Andrew Teich (Lead Independent Director)	58 M

Sharon Wienbar	57 F

2019 PROXY STATEMENT | 3

Corporate Governance Highlights

We are committed to strong corporate governance practices and policies, as described below, that support effective Board leadership and prudent management practices.

Annual election of all directors following an initial three-year phase-out of our classified board

Majority voting for directors in uncontested elections

Lead Independent Director with specified duties and responsibilities

Robust risk oversight by full Board and Committees

Annual review of Committee charters and Corporate Governance Guidelines

Independent Audit, Compensation and Nominating and Governance Committees

Finance Committee that reviews and oversees Resideo’s capital structure and opportunities for maximizing shareholder value

Innovation and Technology Committee that oversees Resideo’s overall strategic direction and investment in technology initiatives

Rigorous risk oversight of “enterprise” as well as ”product” cybersecurity programs by the Audit and Innovation and Technology Committees

Annual Board and Committee evaluations

Proposed annual advisory vote to approve executive compensation

Meaningful stock ownership guidelines for directors and executives; all of our executive officers in 2018 have purchased Resideo shares

Adoption of proxy access

Limits on memberships on other Boards

A Board that is actively engaged in recruiting qualified, diverse director candidates

Commitment to health, safety and environmental sustainability

Pay parity oversight by the Compensation Committee

Anti-harassment oversight by the Nominating and Governance Committee

Policies prohibiting short sales, hedging, margin accounts and pledging

Executive Compensation Preview

Following our Spin-Off in October 2018, our Compensation Committee developed a comprehensive executive compensation strategy to support our transition to stand-alone public company status and promote an innovative mindset to guide our future success. The Compensation Discussion and Analysis section of this Proxy Statement provides a focused discussion of our executive compensation philosophy and the pay programs applicable to our named executive officers. Our new compensation program design directly links compensation to the performance of our business and rewards long-term performance with equity.

Our Named Executive Officers

Our leadership team includes the following Named Executive Officers (“NEOs”):

NAME	POSITION

Michael Nefkens	President and Chief Executive Officer
Joseph Ragan	Executive Vice President, Chief Financial Officer
Michael Flink	Executive Vice President, Chief Marketing & Sales Officer
Stephen Kelly	Executive Vice President, Chief Human Resources Officer
Robert Aarnes	President, ADI Global Distribution

4 | 2019 PROXY STATEMENT

Proposal 1: Election of Class I Directors

Our Board is divided into three classes with each class consisting, as nearly as may be possible, of one third of the total number of directors. The directors designated as Class I directors have terms expiring at this year’s Annual Meeting of Shareholders. The directors designated as Class II directors have terms expiring at the 2020 Annual Meeting of Shareholders, and the directors designated as Class III directors have terms expiring at the 2021 Annual Meeting of Shareholders. Directors elected to succeed those directors whose terms then expire will be elected for a term of office to expire at the 2022 Annual Meeting of Shareholders. Beginning at the 2022 Annual Meeting of Shareholders, all of our directors will stand for election each year for annual terms, and our Board will therefore no longer be divided into three classes. Our Board has nominated the Class I director nominees for re-election to the Board. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee should become unavailable to serve prior to the Annual Meeting, the shares represented by proxy will be voted for the election of such other person as may be designated by the Board. The Board may also determine to leave the vacancy temporarily unfilled or reduce the authorized number of directors in accordance with the By-Laws. Resideo’s By-Laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board.

Majority Voting for Directors

Resideo’s By-Laws provide a majority voting standard for election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the number of votes cast “FOR” a director nominee exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election.

No incumbent director nominee shall qualify for service as a director unless he or she agrees to submit upon re-nomination to the Board an irrevocable resignation effective upon such director nominee’s failure to receive a majority of the votes case in an uncontested election. The Nominating and Governance Committee (excluding the nominee, if applicable) will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board, excluding the nominee, will act on the resignation and publicly disclose its decision in accordance with the By-Laws.

An election of directors is considered to be contested if there are more nominees for election than positions on the Board to be filled by election at the meeting of shareholders. In a contested election, the required vote would be a plurality of votes cast.

Director Nominees

The Board has affirmatively determined that each of the nominees qualifies for election under the Company’s criteria for evaluation of directors. See “Nominating Board Candidates – Procedures and Qualifications” on page 21 for more information on qualifications for director nominees. The Nominating and Governance Committee is responsible for nominating a slate of director nominees who collectively have the complementary experience, qualifications, skills and attributes to guide the Company and function effectively as a Board. The Committee believes that each of the nominees has key personal attributes that are important to an effective board, including integrity, industry background, contribution to the composition, diversity and culture of the Board, educational background, the ability and willingness to constructively challenge management and the ability and commitment to devote sufficient time to Board duties. Set forth below is biographical information about the director nominees and their specific experience, qualifications and skills that have led the Board and the Nominating and Governance Committee to conclude that they should continue to serve as directors of Resideo. In addition, the Board has determined that each non-employee director nominee qualifies as an independent director under NYSE corporate governance listing standards and the Company’s director independence standards as further described under “Director Independence” on page 16. In addition, the biographical information about the other members of the Board and their specific experience, qualifications and skills are included.

2019 PROXY STATEMENT | 5

The Board has established a director retirement policy whereby, unless the Board otherwise determines, non-employee directors shall serve only until the Annual Meeting of Shareholders immediately following their 75th birthday.

Director Qualifications and Skills

Our directors have a broad range of experience that spans different industries and encompasses the relevant business and technology sectors. Directors bring a variety of qualifications, skills and viewpoints to our Board that both strengthen their ability to carry out their oversight responsibilities on behalf of our shareholders and bring richness to Board deliberations. As described above and in the director biographies, our directors have key experiences, qualifications and skills that are relevant and important in light of our business, structure and growth strategy and include the following:

DIRECTOR QUALIFICATIONS AND SKILLS CRITERIA

Senior Leadership Experience

Experience serving as CEO or a senior executive that provides a practical understanding of how complex organizations function and is able to support our commercial strategy, growth and performance

Consumer Products Experience with the retail consumer industry, e-commerce, customer service and consumer dynamics that aligns with our business strategies and opportunities

Manufacturing

Experience with the operations of manufacturing facilities that provide critical perspectives in understanding and evaluating operational planning, management and risk mitigation of our business

Technology Experience developing and adopting new technologies as well as leading innovation initiatives that support the execution of our vision in the smart home market

Global Relations International business strategy, operations and substantive expertise in international matters relevant to our global business

Finance Experience with finance and financial reporting processes, including monitoring and assessing a company’s operating performance to ensure accurate financial reporting and robust controls

Public Company Board Service

Service on the boards and board committees of public companies that provides an understanding of corporate governance practices and risk management oversight as well as insights into board management and relations between the board, the CEO and senior management that will support our commitment to maintain a strong governance framework as an independent public company

Marketing Expertise in brand development, marketing and sales in local markets on a global scale relevant to our global business

Operations Managing the operations of a business and possessing a deep understanding of the end-markets we serve

Strategy

Practical understanding of the development and implementation of strategic priorities and of the risks and opportunities that can impact a company’s operations and strategies which will serve to drive our long-term growth

Mergers & Acquisitions Experience in business development and mergers and acquisitions to support our initiatives to identify and execute on tuck-in acquisitions and investments

6 | 2019 PROXY STATEMENT

The table below is a summary of the range of qualifications and skills that each director brings to the Board. The table does not include all of the qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not checked for a specific director does not mean that the director does not possess it.

NAME

Roger Fradin (Chairman)	65 M

Michael Nefkens (President & CEO)	49 M

Niccolo de Masi	38 M

Paul Deninger	60 M

Jack Lazar	53 M

Nina Richardson	60 F

Andrew Teich (Lead Independent Director)	58 M

Sharon Wienbar	57 F

2019 PROXY STATEMENT | 7

The Board of Directors unanimously recommends a vote “FOR” Proposal 1 to elect each of the following Class I director nominees.

Nominees for Election (Class I Directors)

Included in each biography are the key qualifications that led to the conclusion that such directors should serve on our Board.

PAUL DENINGER, Age 60

Independent Director Director since 2018 Committee Memberships: • Audit • Finance (Chair) • Innovation and Technology

Key Qualifications:

•  Extensive senior management experience in operations and strategy

•  Extensive experience in banking, capital markets and merger and acquisition strategies

•  Deep knowledge of the technology sector

Other Current Public Company Directorships:

•  Iron Mountain Inc.

Background

Mr. Deninger serves as a senior advisor to Evercore Inc., a publicly held investment banking advisory firm. Between February 2011 and June 2016, Mr. Deninger served as a senior managing director with Evercore. From December 2003 until October 2010, Mr. Deninger served as a vice chairman at Jefferies Group LLC, a wholly-owned subsidiary of Jefferies Financial Group Inc., a diversified financial services company. Prior to that, he served as chairman and chief executive officer of Broadview International LLC, a mergers and acquisitions advisory firm focused on the technology industry. Mr. Deninger received his B.S. from Boston College and his M.B.A. from Harvard Business School.

MICHAEL NEFKENS, Age 49

President, Chief Executive Officer and Director Director since 2018 Committee Memberships: • None

Key Qualifications:

•  Extensive experience running a complex, multi-national organization

•  Expert on company transformation

•  Extensive background in the technology sector

•  Strong record of delivering innovative solutions and shareholder value

•  Customer focused

Other Current Public Company Directorships:

•  None

Background

Prior to joining Resideo, Mr. Nefkens served as the president and chief executive officer of Honeywell’s Homes Business since May 2018 and has served as a member of the Board since the Spin-Off. Mr. Nefkens served as executive vice president and general manager of Regions & Industries at DXC Technology Company from April 2017 to February 2018. Mr. Nefkens served as executive vice president and general manager of Enterprise Services at Hewlett Packard Enterprise Company from November 2015 to April 2017. Prior to that, Mr. Nefkens performed a similar role at Hewlett-Packard Co. (“HP Co.”) from December 2012 to November 2015, having been appointed to the role in an acting capacity in August 2012. Previously, Mr. Nefkens served as senior vice president and general manager of Enterprise Services in the EMEA region at HP Co. from November 2009 to August 2012. Mr. Nefkens received his bachelor’s degree in finance from Texas Christian University and his M.B.A. from Duke University’s Fuqua School of Business. He served as a director of Riverbed Technology, Inc. from September 2014 to April 2015.

8 | 2019 PROXY STATEMENT

SHARON WIENBAR, Age 57

Independent Director Director since 2018 Committee Memberships: • Audit • Compensation (Chair) • Nominating and Governance

Key Qualifications:

•  Extensive experience as an operating executive and strategist in the software and technology sectors

•  Leadership in technology investments and partnerships

•  Expertise in start-up operations and venture capital investing

Other Current Public Company Directorships:

•  Colfax Corporation

Background

Ms. Wienbar was chief executive officer of Hackbright Academy, a technology training firm, from 2015 to 2016. From 2007 to 2015, she served as a partner at Scale Venture Partners, a technology and healthcare venture capital firm. Ms. Wienbar received her A.B. and A.M. degrees in engineering from Harvard University and her M.B.A. from Stanford University. She previously served on Microsoft Inc.’s venture advisory committee and as a director of Everyday Health, Inc. (2007-2016) and Glu Mobile, Inc. (2004-2008).

2019 PROXY STATEMENT | 9

Continuing Directors

Class II Directors (with terms expiring at the 2020 Annual Meeting of Shareholders)

NICCOLO DE MASI, Age 38

President, Products and Solutions and Chief Innovation Officer and Director Director since 2018 Committee Memberships: • None

Key Qualifications:

•  Deep expertise in consumer technologies

•  Experienced products executive

•  Extensive experience in mobile applications

Other Current Public Company Directorships:

•  Glu Mobile, Inc.

Background

Mr. de Masi has been the President, Products and Solutions and Chief Innovation Officer at Resideo since February 2019. He has been a member of Resideo’s Board since October 2018. Mr. de Masi has been a member of the board of directors of Glu Mobile, Inc. since January 2010, and has served as chairman since December 2014, as interim chairman from July 2014 to December 2014 and as president and chief executive officer from January 2010 to November 2016. Mr. de Masi also served as the president of Essential Products, Inc., a mobile phone hardware company, from November 2016 to October 2018. Mr. de Masi received his B.A. and M.A. degrees in physics from Cambridge University. Mr. de Masi previously served as a director of Xura, Inc. from November 2015 until its sale in August 2016.

JACK LAZAR, Age 53

Independent Director Director since 2018 Committee Memberships: • Audit (Chair) • Innovation and Technology

Key Qualifications:

•  Strong financial, technological and operational expertise

•  Experienced technology company executive and consultant

•  Expertise in best practices for a public company on a global scale

Other Current Public Company Directorships:

•  Mellanox Technologies

•  Quantenna Communications

•  Silicon Laboratories, Inc.

Background

Mr. Lazar has been an independent business consultant since March 2016. From January 2014 to March 2016, he served as the chief financial officer of GoPro, Inc., a provider of wearable and mountable capture devices. From January 2013 to January 2014, he was an independent business consultant. From May 2011 to January 2013, Mr. Lazar served as senior vice president, corporate development and general manager of Qualcomm Atheros, Inc., a developer of communications semiconductor solutions. Mr. Lazar is a certified public accountant (inactive) and received his B.S. degree in commerce with an emphasis in accounting from Santa Clara University. He previously served as a director at TubeMogul, Inc. (2013-2016).

10 | 2019 PROXY STATEMENT

Continuing Directors

Class III Directors (with terms expiring at the 2021 Annual Meeting of Shareholders)

ROGER FRADIN, Age 65

Non-Executive Chairman of the Board Director since 2018 Committee Memberships: • Finance • Innovation and Technology

Key Qualifications:

•  Extensive experience as an executive at Honeywell

•  In-depth knowledge of the fire and security solutions and automation and control solutions industries

•  Significant operational and product development experience

•  Financial expertise and experience in capital markets

•  Broad experience in marketing, including international markets

Other Current Public Company Directorships:

•  MSC Industrial Direct

•  Pitney Bowes

•  Harris Corporation

•  GS Acquisition Holdings

Background

Mr. Fradin joined Honeywell in 2000 when Honeywell acquired Pittway Corporation, where he served as president and chief executive officer of the Security and Fire Solutions segment. Mr. Fradin served as president and chief executive officer of Honeywell’s Automation and Control Solutions business from January 2004 to April 2014 and served as vice chairman of Honeywell from April 2014 to February 2017. Mr. Fradin served as an independent contractor to Honeywell from March 2018 to September 2018. He has also served as an operating executive with The Carlyle Group since 2016 and an advisor to Seal Rock Partners since 2014. Mr. Fradin received his M.B.A. and B.S. degrees from The Wharton School at the University of Pennsylvania. While a student at Wharton, Mr. Fradin also served as a member of its faculty from 1976 to 1977.

NINA RICHARDSON, Age 60

Independent Director Director since 2018 Committee Memberships: • Compensation • Nominating and Governance (Chair)

Key Qualifications:

•  Extensive global operational and leadership experience in the technology sector

•  Experience ranging from start-up environmental to multi-billion dollar corporations

•  In-depth knowledge of human resources

Other Current Public Company Directorships:

•  Silicon Laboratories, Inc.

Background

Ms. Richardson serves as managing director of Three Rivers Energy, Inc., a company she co-founded in 2004, and has been an independent consultant since March 2015. From February 2013 to February 2015, Ms. Richardson served as chief operating officer of GoPro, Inc. She has also held several executive positions of increasing responsibility at Flextronics, Inc., a global electronics and manufacturing service provider. Ms. Richardson received her B.S. degree in industrial engineering from Purdue University and an executive M.B.A. from Pepperdine University. She previously served as a director at Zayo Group Holdings, Inc. (2015-2018), Callidus Software, Inc. (2017-2018) and Silicon Graphics International Corp. (2016).

2019 PROXY STATEMENT | 11

ANDREW TEICH, Age 58

Lead Independent Director Director since 2018 Committee Memberships: • Compensation • Finance • Innovation and Technology (Chair) • Nominating and Governance

Key Qualifications:

•  Seasoned executive with experience in acquisitions and operational integration

•  Extensive sales and marketing skills

•  Expertise in artificial intelligence technology

Other Current Public Company Directorships:

•  Sensata Technologies Holding PLC

Background

Mr. Teich has been a private technology consultant since June 2017. From May 2013 until June 2017, he served as the chief executive officer and president of FLIR Systems, Inc., a public multinational imaging and sensing company, and a director from July 2013 to June 2017. Mr. Teich joined FLIR Systems, Inc. in 1999 and held various positions of increasing responsibility within the company including president of the Commercial Systems, Commercial Vision Systems and Thermography divisions throughout his tenure. Mr. Teich received his B.S. degree in marketing from Arizona State University and is an alumnus of the Harvard Business School Advanced Management Program.

12 | 2019 PROXY STATEMENT

Our Governance Framework

Our corporate governance framework is a set of principles, guidelines and practices that support strong performance and long-term value creation for our shareholders. Our commitment to good corporate governance is integral to our business and reflects not only regulatory requirements, NYSE listing standards and broadly recognized governance practices, but also effective leadership by our senior management team and oversight by our Board.

Our Board is committed to maintaining the highest standards of corporate governance. Our Board is guided by our Corporate Governance Guidelines, which address director responsibilities, director skills and characteristics, memberships on other boards, director access to management and other employees, director orientation and continuing education, director retirement and the annual performance evaluations of the Board and Committees. Because corporate governance practices evolve over time, our Board will review and approve our Corporate Governance Guidelines, Committee charters and other governance policies at least once a year and update them as necessary and appropriate.

Our Board and Culture

Our Board is deeply engaged, provides informed and meaningful guidance and feedback, and maintains an open dialogue with management based on a clear understanding of our strategic plans. At each Board meeting, we review components of our long-term strategy with our directors and engage in constructive dialogue which our leadership team embraces. Our directors have full and free access to our officers and employees to address questions, comments or concerns. Additionally, the Board and Committees have the power to hire independent legal, financial or other advisors without approval from, or consultation with, Resideo management.

Our Board also takes an active role in ensuring we embrace “best practices” in corporate governance. The partnership and oversight of a strong and multi-faceted Board with diverse perspectives rooted in deep experience in technology, finance, global business and strategy are essential to creating long-term shareholder value.

Corporate Governance Overview

Presented below are some highlights of our corporate governance program. You can find details about these and other corporate governance policies and practices within this Proxy Statement.

KEY GOVERNANCE PRACTICES

CORPORATE GOVERNANCE GUIDELINES

•  Our Corporate Governance Guidelines have been designed to assist the Board in the exercise of its duties and responsibilities to our Company. They reflect the Board’s commitment to monitor the effectiveness of decision-making at the Board and management levels with a view to achieving our strategic objectives.

•  The guidelines are subject to modification by the Board at any time.

INDEPENDENT BOARD	• 5 of our 8 directors are independent as defined by the listing standards of the NYSE. • Mr. Fradin is a former employee of Honeywell. Mr. Nefkens and Mr. de Masi are management directors.

BOARD COMPOSITION

•  Currently, the Board has fixed the number of directors at 8.

•  The Board will regularly assess its performance and can adjust the number of directors according to the needs of the Board and the Company.

•  As shown under “Director Qualifications and Skills” beginning on page 6 and in the biographies of the directors beginning on page 8, our Board has a diverse mix of skills, experience and backgrounds that support our growth and commercial strategy.

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KEY GOVERNANCE PRACTICES

LEAD INDEPENDENT DIRECTOR

•  The Board has appointed Mr. Teich as Lead Independent Director. Mr. Teich possesses the attributes that the Board believes will ensure independent oversight of management. See “Board Leadership Structure” on page 15 for additional information.

BOARD COMMITTEES

•  The Board consists of five Committees: Audit, Compensation, Nominating and Governance, Finance and Innovation and Technology.

•  Each of the Audit, Compensation and Nominating and Governance Committees is composed entirely of independent directors.

•  Each Board Committee has a written charter that will be reviewed and re-assessed annually. Each Committee charter is posted and available on our Investor Relations website at investor.resideo.com.

MEMBERSHIPS ON OTHER BOARDS

•  Under our Corporate Governance Guidelines, directors who serve as chief executive officers of public companies should not serve on more than two public company boards (including their own).

•  Other directors should not serve on more than five public company boards (including service on our Board).

BOARD DIVERSITY	• 25% of our Board members are women. The Nominating and Governance Committee actively considers diversity when evaluating new candidates.

ROBUST RISK OVERSIGHT

•  Our full Board is responsible for risk oversight, and has designated Committees to have particular oversight of certain key risks. Our Board oversees management as it fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

BOARD AND COMMITTEE SELF-EVALUATION

•  The Board will conduct an annual self-evaluation led by the Nominating and Governance Committee to determine whether it and its Committees are functioning effectively and to solicit feedback from directors as to whether the Board is continuing to evolve and be refreshed in a manner that serves the needs of the Company.

MAJORITY VOTING OF DIRECTORS

•  Our By-Laws provide for majority voting in uncontested elections of directors. Any directors standing for re-nomination to the Board shall agree to submit an irrevocable resignation effective upon that director’s failure to receive a majority vote and the acceptance of the resignation by the Board.

CODE OF BUSINESS CONDUCT

•  Our Code of Business Conduct applies equally to all of our directors, officers and employees, as well as those of our subsidiaries, affiliates and joint ventures.

•  Material amendments to, or waivers of, the Code of Business Conduct granted to any of our directors or executive officers will be posted on our website at www.resideo.com.

•  To date, no such amendments have been made or waivers granted.

COMMITMENT TO HEALTH, SAFETY AND ENVIRONMENTAL SUSTAINABILITY	• As a new, stand-alone public company, we are customizing our global health, safety and environmental (“HSE”) management system to reflect what is important to our business.

BOARD OVERSIGHT OF POLITICAL CONTRIBUTIONS	• The Nominating and Governance Committee oversees our policies and practices relating to political contributions.

PROXY ACCESS

•  Subject to certain terms and conditions, our By-Laws provide that shareholders who have maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years may use our annual meeting proxy statement to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office.

SUCCESSION PLANNING	• Our Board oversees and annually reviews leadership development and assessment initiatives, as well as short- and long-term succession plans for the CEO and other senior management.

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KEY GOVERNANCE PRACTICES

HEDGING AND PLEDGING PROHIBITIONS

•  All of our directors, officers and employees are prohibited from engaging in short sales of Resideo securities and selling or purchasing puts or calls or otherwise trading in or writing options on Resideo securities and using certain financial instruments (including forward sale contracts, equity swaps, collars and exchange funds), holding securities in margin accounts or pledging Resideo securities as collateral, in each case, that are designed to hedge or offset any decrease in the market value of Resideo securities.

STOCK OWNERSHIP GUIDELINES

•  We have meaningful stock ownership guidelines:

•  CEO: 6x base salary

•  Other Executive Officers: 3x base salary

•  Non-employee directors: 5x annual cash retainer

•  Five year period to meet the ownership requirement

Our Certificate of Incorporation, By-Laws, Committee Charters, Corporate Governance Guidelines and Code of Business Conduct are available on our Investor Relations website at investor.resideo.com. Paper copies of these documents can be obtained by writing to Resideo Technologies, Inc., 1985 Douglas Drive North, Golden Valley, MN 55422, Attention: Corporate Secretary.

Board Leadership Structure

The Company’s current Board leadership structure consists of a non-executive Chairman of the Board, and, because the Chairman is not independent due to his prior employment with Honeywell, a Lead Independent Director who was appointed by the independent directors of the Board. The Board believes the current structure of separating the roles of Chairman and CEO, as well as having a Lead Independent Director, allows for alignment of corporate governance with the interests of shareholders. The Board believes that this structure allows our CEO to focus on operating and managing the Company, leverages our Chairman’s experience in guidance and oversight, and ensures overall independence of the Board through clearly defined roles and responsibilities of the Lead Independent Director. While the Board believes that this structure currently is in the best interests of Resideo and its shareholders, it does not have a policy with respect to separating the roles of Chairman and CEO and appointing a Lead Independent Director if the Chairman is independent and could adjust the structure in the future as it deems appropriate.

Lead Independent Director

The Board has determined that Mr. Fradin, a former employee of Honeywell, is currently not independent and has appointed Mr. Teich as the Lead Independent Director in accordance with our Corporate Governance Guidelines. In electing Mr. Teich, the independent directors of the Board considered Mr. Teich in light of the following selection criteria:

•	Qualifies as independent, in accordance with relevant listing standards;

•	Able to commit the time and level of engagement required to fulfill the substantial responsibilities of the role; and

•	Possesses effective communication skills to facilitate discussions among members of the Board, including among the independent directors, Mr. Nefkens and Mr. Fradin, and engage with key stakeholders.

As the Lead Independent Director, Mr. Teich has the following duties and responsibilities:

•	Review Board meeting agendas and Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

•	Provide input regarding presentation materials and other written information provided to directors for Board meetings;

•	Preside at all meetings at which the Chairperson is not present including executive sessions of the independent directors;

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•	Be available for consultation and direct communications with the Company’s shareholders; and

•	Perform such other duties as the Board may determine from time to time.

Director Independence

Providing objective, independent judgment is at the core of the Board’s oversight function. The Nominating and Governance Committee conducts an annual review of the independence of the directors and reports its findings to the full Board. The Board has affirmatively determined that all non-employee directors, other than Mr. Fradin who is a former employee of Honeywell, satisfy the independence criteria in the applicable NYSE listing standards and SEC rules (including the enhanced criteria with respect to members of the Audit Committee and the Compensation Committee).

For a director to be considered independent, the Board must determine that the director does not have any material relationships with Resideo, either directly or as a partner, shareholder or officer of an organization that has a relationship with Resideo, other than as a director and shareholder. Material relationships can include vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships, among others. In addition to Mr. Fradin, Mr. Nefkens and Mr. de Masi, as employees of Resideo, do not satisfy the independence criteria described below.

Criteria for Director Independence

The Board considered all relevant facts and circumstances in making its determination that all of our directors are independent other than Mr. Fradin, Mr. Nefkens and Mr. de Masi, including the following:

•	No such director or nominee receives any direct compensation from Resideo other than under the non-employee director compensation program described on pages 24 - 25.

•	No immediate family member (within the meaning of the NYSE listing standards) of any such director or nominee is an employee of Resideo or otherwise receives direct compensation from Resideo.

•	No such director or nominee is affiliated with Resideo or any of its subsidiaries or affiliates.

•

No such director or nominee is an employee of Resideo’s independent accountants and no such director or nominee (or any of their respective immediate family members) is a current partner of Resideo’s independent accountants, or was within the last three years, a partner or employee of Resideo’s independent accountants and personally worked on Resideo’s audit.

•	No such director or nominee is a member, partner or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from Resideo.

•

No Resideo executive officer is on the compensation committee of the board of directors of a company that employs any of our non-employee directors or nominees (or any of their respective immediate family members) as an executive officer.

•

No such director or nominee (or any of their respective immediate family members) is indebted to Resideo, nor is Resideo indebted to any such director or nominee (or any of their respective immediate family members).

•	No such director or nominee serves as an executive officer of a charitable or other tax-exempt organization that received contributions from Resideo.

•

While a non-employee director’s or nominee’s service as an outside director of another company with which Resideo does business would generally not be expected to raise independence issues, the Board also considered those relationships and confirmed the absence of any material commercial relationships with any such company. Specifically, those commercial relationships were in the ordinary course of business for Resideo and the other companies involved and were on terms and conditions available to similarly situated customers and suppliers.

The above information was derived from Resideo’s books and records and responses to questionnaires completed by the directors in connection with the preparation of this Proxy Statement.

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Committees of the Board

Our Board consists of five standing Committees: Audit, Compensation, Nominating and Governance, Finance and Innovation and Technology. The Board has adopted written charters for each Committee, which are available on our Investor Relations website at investor.resideo.com. All Board members are invited to attend the meetings of each Committee, except as restricted by independence standards.

The following table sets forth the Board Committees and the current members of each of the Committees:

	Age	Independent	Audit	Compensation	Nominating and Governance	Finance	Innovation and Technology

Roger Fradin	65

Michael Nefkens	49

Niccolo de Masi	38

Paul Deninger	60					Chair

Jack Lazar	53		Chair

Nina Richardson	60				Chair

Andrew Teich	58						Chair

Sharon Wienbar	57			Chair

2018 Meetings			1	2	2	2	2

Each of the Audit, Compensation, and Nominating and Governance Committees consists solely of directors who have been determined by the Board to be independent in accordance with SEC regulations, NYSE listing standards and the Company’s director independence standards (including the heightened independence standards and considerations for members of the Audit and Compensation Committees).

COMMITTEE	RESPONSIBILITIES

AUDIT COMMITTEE Jack Lazar, Chair Paul Deninger Sharon Wienbar

•  Appoint and recommend to the shareholders for approval the firm to be engaged as the Company’s independent auditor and be directly responsible for the compensation, retention and oversight of the independent auditor, including the resolution of disagreements between management and the independent auditor regarding financial reporting;

•  Review the results of each external audit and other matters related to the conduct of the audit and advise the Board on whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K;

•  Review with management and the independent auditors, prior to filing, the interim financial results to be included in quarterly reports on Form 10-Q;

•  Evaluate the independent auditor’s performance at least annually;

•  Approve all non-audit engagements with the independent auditor;

•  Review reports of the independent auditor and the chief internal auditor related to the adequacy of the Company’s internal accounting controls, disclosure processes and its procedures designed to ensure compliance with laws and regulations;

•  Consider and review, in consultation with the independent auditor and the chief internal auditor, the scope and plan for forthcoming external and internal audits;

•  Review annually the performance of the internal audit group;

•  Review management’s assessment of the effectiveness of the Company’s internal control over financial reporting;

•  Review, approve and establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or other legal, ethical, reputational or regulatory concerns;

•  Produce the annual Audit Committee Report included in the Proxy Statement; and

•  Together with the full Board, exercise oversight of management’s enterprise risk management (ERM) program.

Each member of the Audit Committee is an independent director under applicable SEC rules and NYSE listing standards and is “financially literate” under NYSE listing standards. The Board has determined that Mr. Lazar and Mr. Deninger each qualify as an “audit committee financial expert” under applicable SEC rules. In addition to Resideo, Mr. Lazar serves on the audit committee of three other public reporting companies. The Board has determined that Mr. Lazar’s simultaneous service on these other boards does not impair his ability to serve effectively on the Company’s Audit Committee.

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COMMITTEE	RESPONSIBILITIES

COMPENSATION COMMITTEE Sharon Wienbar, Chair Nina Richardson Andrew Teich

•  Review and approve the corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance relative to these goals and objectives and determine and approve the CEO’s compensation level;

•  Review and approve the individual goals and objectives of the other executive officers and set the annual salary and other remuneration of the executive officers;

•  Periodically review the operation and structure of the Company’s compensation programs, and consider the Company’s practices and programs related to internal pay equity;

•  Review proposals for and determine total share usage under the Company’s equity compensation programs;

•  Review the development of our senior executives, including succession plans, and make recommendations to the Board relating to the election of executive officers;

•  Review or take such action in connection with the bonus, stock, retirement and other benefit plans of the Company and its subsidiaries;

•  Establish and review annual stock ownership guidelines applicable to directors and senior management;

•  Review and discuss with management the Compensation Discussion and Analysis and other executive compensation disclosure included in the Proxy Statement;

•  Produce the annual Compensation Committee Report included in the Proxy Statement; and

•  Exercise sole authority to retain and terminate a compensation consultant, as well as to approve the consultant’s fees and other terms of engagement. See “Oversight of Compensation Consultant” on page 19 regarding the Compensation Committee’s engagement of a compensation consultant.

The Compensation Committee may form and delegate its authority to subcommittees and management, when appropriate, including delegation to the CEO to determine and approve annual incentive and long-term incentive awards for non-executive employees of the Company as prescribed by the Compensation Committee. For more information on the responsibilities and activities of the Compensation Committee, including its processes for determining executive compensation, see “Compensation Discussion and Analysis” beginning on page 35.

NOMINATING AND GOVERNANCE COMMITTEE Nina Richardson, Chair Andrew Teich Sharon Wienbar

•  Make recommendations to the Board concerning size, composition and organization of the Board, qualifications and criteria for election to the Board, nominees to be proposed by the Company for election to the Board, retirement from the Board, whether to accept any resignation tendered by a director and Board Committee assignments;

•  Actively seek individuals qualified to become Board members and recommend them to the full Board for consideration, including evaluating all potential candidates, including those suggested or nominated by third parties;

•  Make recommendations to the Board on whether to include disclosures in the Proxy Statement on director independence, governance and director nomination matters;

•  Oversee the Company’s new director orientation program and continuing education program for incumbent directors;

•  Review and reassess the adequacy of the Company’s Corporate Governance Guidelines;

•  Review and report to the Board on the Company’s policies and programs relating to health, safety and environmental matters, equal employment opportunity, anti-harassment, political contributions, and such other matters, including the Company’s Code of Business Conduct, that impact the Company’s role as a responsible corporate citizen; and

•  Oversee the annual performance review of the Board and its Committees.

FINANCE COMMITTEE Paul Deninger, Chair Roger Fradin Andrew Teich

•  Review matters related to the Company’s capital structure and allocation, financial condition, leverage and financial strategies, interest rate risk, expense management, strategic investments and dispositions such as significant mergers, acquisitions, divestitures, joint ventures, real estate purchases and other debt and equity investments;

•  Consider, review and recommend to the Board any Company dividend and share repurchase policies and programs;

•  Approve the Company’s derivatives and hedging policies and strategies for managing interest rate and foreign exchange rate exposure;

•  Review the Company’s investment policies and practices, credit ratings and ratings strategy;

•  Review the Company’s investor relations strategy; and

•  Review the types of information to be disclosed in connection with earnings releases and earnings guidance provided to analysts and rating agencies.

INNOVATION AND TECHNOLOGY COMMITTEE Andrew Teich, Chair Paul Deninger Roger Fradin Jack Lazar

•  Facilitate the Board’s oversight, review, discussion and understanding of the Company’s major technology and innovation strategies and plans in the following key areas:

–  investments in technology and software;

–  development and execution of technology strategies;

–  overall strategy, effectiveness and risk profile of its product technology and software cybersecurity program;

–  technology trends with significant impacts on our business; and

–  research and development operations.

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Compensation Committee Matters

Compensation Committee Interlocks and Insider Participation

No current member of the Compensation Committee has served as one of our officers or employees at any time. Mr. de Masi previously served as a member of the Compensation Committee and resigned from the Committee prior to accepting the position of President, Products and Solutions and Chief Innovation Officer. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Compensation Committee or Board.

Oversight of Compensation Consultant

The Compensation Committee has sole authority to retain a compensation consultant to assist the Compensation Committee in the evaluation of director, CEO or senior management compensation, but only after considering all factors relevant to the consultant’s independence from management. In addition, the Compensation Committee is directly responsible for approving the consultant’s compensation, evaluating its performance and terminating its engagement.

At the time of the Spin-Off, the Compensation Committee retained Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant to assist the Compensation Committee with the design of our post-spin executive compensation programs as well as to provide objective advice on compensation practices and the competitive landscape for the compensation of Resideo’s executive officers. FW Cook reports to the Compensation Committee, has direct access to Compensation Committee members, interacts with Resideo management when necessary and appropriate and attends Compensation Committee meetings either in person or by telephone. FW Cook provides services only to the Compensation Committee as an independent consultant and does not have any other consulting engagements with, or provide any other services to, Resideo. The independence of FW Cook has been assessed according to factors stipulated by the SEC and the Compensation Committee concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee.

FW Cook compiles information and provides advice regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of Resideo and its peer group (see page 38 for further details regarding the compensation peer group) and analyzes the relative performance of Resideo and the compensation peer group with respect to the financial metrics generally used in the programs. FW Cook also provides information regarding emerging trends and best practices in executive compensation. While the Compensation Committee reviews information provided by FW Cook regarding compensation paid by the compensation peer group as a general indicator of relevant market conditions, the Compensation Committee does not target a specific competitive position relative to the market in making its compensation determination.

Compensation Input From Senior Management

The Compensation Committee considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the executive officers. As part of Resideo’s annual planning process, the CEO, CFO, and Chief Human Resources Officer develop targets for Resideo’s incentive compensation programs and present them to the Compensation Committee. These targets are reviewed by the Compensation Committee to ensure alignment with our strategic and annual operating plans, taking into account the targeted year-over-year and multi-year improvements as well as identified opportunities and risks. The CEO does not provide recommendations on his own compensation. The CEO recommends base salary adjustments and cash and equity incentive award levels for Resideo’s other executive officers. The recommendations of the CEO are based on performance appraisals (including an assessment of the achievement of pre-established financial and non-financial management objectives) together with a review of supplemental performance measures and prior compensation levels relative to performance. The CEO presents to the Compensation Committee and the full Board his evaluation of each executive officer’s contribution and performance over the past year, strengths and development needs and actions and presents to the Nominating and Governance Committee and the full Board succession plans for each of the executive officers.

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The Board’s Role in Risk Oversight

The Board is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) Resideo’s risk profile and exposures. It is management’s responsibility to manage risk as overseen and assessed by the Board. The Board receives regular updates on risk exposures and there is open communication between management and the directors. The Company has established processes to report and monitor for material risks applicable to the Company. The Board oversees these reporting processes and will review annually Resideo’s enterprise risk management programs.

The Board as a whole has responsibility for risk oversight, including succession planning relating to the CEO and risks relating to the competitive landscape, strategy, business conditions and capital requirements of the Company. The Committees of the Board also oversee Resideo’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the Committees regarding risk oversight in their areas of responsibility.

The Audit Committee discusses the Company’s risk profile, risk management, and exposure (and Resideo’s policies relating to the same) with management, the internal auditors and the independent auditors. Such discussions include the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee is also charged with oversight of Resideo’s enterprise risk management program, and risks relating to enterprise-wide cybersecurity, including review of the state of the Company’s cybersecurity program, emerging cybersecurity developments and threats and the Company’s strategy to mitigate cybersecurity risks.

The Compensation Committee considers risks related to the attraction and retention of talent, the design of compensation programs and incentive arrangements and the investment management of the Company’s principal retirement and savings plans. The Compensation Committee periodically undertakes a review of Resideo’s incentive structure to avoid encouraging material risk taking through financial incentives.

The Nominating and Governance Committee considers risks related to the Company’s reputation, environmental and sustainability matters, health and safety issues, equal employment opportunity, anti-harassment matters and community/government relations. The Nominating and Governance Committee also oversees succession planning for the Board and the appropriate assignment of directors to the Board Committees for risk oversight and other areas of responsibilities.

The Finance Committee considers risks related to the Company’s capital structure, capital allocation decisions, financial condition, leverage and financial strategies, interest rate risk, expense management and strategic investments and dispositions.

The Innovation and Technology Committee considers risks related to the Company’s overall technology and innovation strategies and its product technology and software cybersecurity program.

Enterprise Risk Management Program

As a part of its overall risk management strategy, the Company, with advice from the Audit Committee, has adopted an Enterprise Risk Management (“ERM”) framework consisting of enhancements to our ability to manage uncertainty and mitigate risk as we drive shareholder value creation. The ERM framework will be used to create a robust risk management program that is aligned with the Company’s strategic and business objectives. The ERM program will be overseen and governed by the Audit Committee and will be managed by members of senior management. Working with the ERM program management team, the Board and the Audit Committee will assess the overall risks applicable to the Company, its businesses and functions.

During our first full year as a stand-alone public company, the Audit Committee, in conjunction with management, will utilize the ERM framework to establish the ERM program and introduce the program to Company leaders and stakeholders with the goal of completing the first ERM assessment by year-end. The ERM assessment will be based on an enterprise-wide “top down” and “bottom up” view of commercial, strategic, legal, compliance, cybersecurity and reputational risks. On an annual basis, the ERM assessment results, as well as management action plans to mitigate or minimize the risks identified, will be presented to the Audit Committee and the full

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Board to provide visibility into the risks that impact us and the plans to mitigate them. Ultimately, we intend to integrate the ERM program into our existing risk management processes, strategic planning, budgeting, performance and our culture.

Nominating Board Candidates – Procedures and Qualifications

Minimum Qualifications for Director Nominees and Board Member Attributes

Board Composition, Characteristics and Skills

Collectively, the Board of Resideo must be capable of effectively overseeing risk management, capital allocation and leadership succession. In addition, the composition of the Board, as well as the perspective and skills of its individual members, needs to align with the Company’s growth and commercial strategy. Board composition and the members’ perspectives and skills should evolve at an appropriate pace to meet the challenges of the Company’s changing commercial and strategic goals. The identification and evaluation of director candidates is an essential part of this process.

The Nominating and Governance Committee has primary responsibility for reviewing with the Board, on an annual basis, the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of director independence, procedures for shareholder suggestion or nomination of candidates for the Board and any requirements of applicable law or listing rules.

While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating and Governance Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives. The Board believes that increased heterogeneity leads to better governance. The Nominating and Governance Committee is dedicated to actively seeking to recruit director candidates with diverse characteristics and attributes who satisfy the Board’s nomination criteria and will contribute to the collaborative culture of the Board.

Identifying and Recruiting New Members of the Board

The Nominating and Governance Committee shall actively seek individuals qualified to become directors. Through discussions with the Chairman, Lead Independent Director, CEO and other Board members, specific skill sets, experience and knowledge important for new Board members will be identified and prioritized in accordance with the procedures set forth in the Nominating and Governance Charter, the Company’s Corporate Governance Guidelines, organizational documents and applicable law. Potential candidates meeting these criteria then will be identified either by professional recruiting agencies, reputation or existing Board members. Candidates are interviewed by the Chairman, CEO, Chair of the Nominating and Governance Committee, and other members of the Board, as appropriate, to ensure that candidates not only possess the requisite skills and characteristics but also the personality, leadership traits, work ethic and independence to effectively contribute as a member of the Board. On successful completion of this process, the Nominating and Governance Committee will recommend the proposed candidate to the Board and the Board may nominate the successful candidate for election to the Board at the annual meeting of shareholders or such other time as the Board determines appropriate.

Resideo’s current Board members were either identified through a nationally-recognized search firm retained by Honeywell or were recommended by Resideo’s Chairman of the Board.

The Nominating and Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, and has sole authority to approve the search firm’s fees and other retention terms. Search firms retained by the Nominating and Governance Committee shall be provided guidance as to the particular experience, skills or other characteristics that the Board is then seeking. The Nominating and Governance Committee may also retain other external advisors, including for the purposes of performing background reviews of potential candidates.

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General Criteria

In addition to the specific criteria and priorities developed collectively, director candidates are considered by the Nominating and Governance Committee in light of a range of more general criteria:

•	Exemplification of the highest standards of personal and professional integrity

•	Experience and industry background that align with the Company’s strategic and business objectives

•	Potential contribution to the composition, diversity and culture of the Board

•	Age, educational background and relative skills and characteristics

•	Ability and willingness to constructively challenge management through active participation in Board and Committee meetings and to otherwise devote sufficient time to Board duties

Shareholder Recommendations for Director Nominees

Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to Resideo Technologies, Inc., Nominating and Governance Committee, 1985 Douglas Drive North, Golden Valley, MN 55422, Attention: Corporate Secretary. The written submission should comply with all requirements set forth in the Company’s Certificate of Incorporation and By-Laws. The Nominating and Governance Committee will consider all candidates recommended by shareholders who comply with the foregoing procedures and satisfy the minimum qualifications for director nominees and Board member attributes.

Advance Notice Director Nominations

Resideo’s By-Laws provide that any shareholder entitled to vote at an annual meeting of shareholders may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. To be timely, the shareholder must provide written notice of the shareholder’s intent to make such a nomination or nominations to Resideo’s Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting, except as otherwise provided in our By-Laws. The notice must contain all of the information required in our By-Laws. Any such notice must be sent to Resideo Technologies, Inc., 1985 Douglas Drive North, Golden Valley, MN 55422, Attention: Corporate Secretary. For the 2020 annual meeting of shareholders, such notice must be delivered to the Corporate Secretary no earlier than February 13, 2020 and no later than March 14, 2020.

Proxy Access Director Nominations

In addition to advance notice procedures, our By-Laws also include provisions permitting, subject to certain terms and conditions set forth therein, shareholders who have maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office who will be included in our annual meeting proxy statement. Shareholders who wish to nominate a proxy access candidate must follow the procedures described in our By-Laws. Proxy access candidates and the shareholder nominators meeting the qualifications and requirements set forth in our By-Laws will be included in the Company’s proxy statement and ballot. To be timely, a shareholder’s proxy access notice must be delivered to our principal executive offices, Resideo Technologies, Inc., 1985 Douglas Drive North, Golden Valley, MN 55422, Attention: Corporate Secretary, no less than 120 days and no more than 150 days prior to the first anniversary date that we commenced mailing of our definitive proxy statement (as stated in such proxy statement) for the immediately preceding annual meeting, except as otherwise provided in the By-Laws. For the 2020 annual meeting, such notice must be delivered to our principal executive offices no earlier than November 27, 2019 and no later than December 27, 2019.

22 | 2019 PROXY STATEMENT

Director Onboarding and Continuing Education

Under our Corporate Governance Guidelines, all new directors participate in an orientation program upon joining the Board. Orientation includes presentations by senior management to familiarize our new directors with Resideo’s strategic plans, financial statements and key issues, policies and practices and materials pertaining to the Board, its Committees, corporate governance policies and practices and the Company’s businesses, functions, initiatives and processes. Board members may attend, at the Company’s expense, seminars, conferences and other continuing education programs designed for directors of public companies.

Board Meetings and Attendance

The Board met twice in 2018. The directors attended all of the meetings of the Board and Committees on which they served. Though we have no specific policy regarding director attendance at annual meetings of shareholders, our directors are expected to attend.

Board and Committee Evaluations

As part of the Board’s commitment to good governance, the Board will conduct an annual process to assess the effectiveness of the full Board and the operations of its Committees. The Nominating and Governance Committee will oversee the evaluation of the Board as a whole and its Committees and solicit feedback from directors as to whether the Board is continuing to evolve and to be refreshed in a manner that serves our business and strategic needs. After distribution of the self-evaluation materials to directors, the Nominating and Governance Committee will receive comments from all directors and report to the Board, identifying areas for improvement in the performance of the Board and its Committees.

The Nominating and Governance Committee will annually review the scope and content of the self-evaluation to ensure it is contemporary, appropriate for the needs of the Company and that actionable feedback is solicited on the operation and effectiveness of the Board and its Committees.

Before recommending the re-nomination of a slate of incumbent directors for an additional term, the Nominating and Governance Committee will evaluate whether incumbent directors possess the requisite skills and perspective, both individually and collectively, to continue to serve our business and strategic needs. This assessment will include members’ qualification as independent, strength of character, judgment and ability to devote sufficient time to attendance at, and preparation for, Board meetings.

2019 PROXY STATEMENT | 23

Non-Employee Director Compensation

Director Compensation

Prior to the Spin-Off, Honeywell approved the initial director compensation program for the Resideo Board intended to attract and retain highly qualified directors and to address the time, effort, expertise and accountability required of active Board membership. The program is described in further detail below. Our Compensation Committee, with assistance from the independent compensation consultant to the Board, will periodically review and make recommendations to our Board regarding the form and amount of compensation for non-employee directors. Directors who are also our employees receive no compensation for service on our Board.

We believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and shareholders.

The table below outlines the current annual compensation program for our non-employee directors.

Board of Directors Annual Cash Compensation	Annual Retainer

Member of the Board of Directors	$90,000

Chairman of Board—Additional Cash Retainer	$175,000

Lead Director—Additional Cash Retainer	$25,000

Board Committee Membership—Additional Cash Retainers*:

Chair of the Audit Committee	$25,000

Member of Audit Committee	$10,000

Chair of the Compensation Committee	$15,000

Member of the Compensation Committee	$7,500

Chair of the Finance Committee	$10,000

Member of the Finance Committee	$5,000

Chair of the Nominating & Governance Committee	$10,000

Member of the Nominating & Governance Committee	$5,000

Chair of the Innovation and Technology Committee	$10,000

Member of Innovation and Technology Committee	$5,000

*	Committee Chair retainers include the member retainer fees.

Board of Directors Annual Equity Compensation	Annual Retainer

Annual Restricted Stock Unit (“RSU”) grants vest on the earliest of the first anniversary of the date of grant, the director’s death or disability, or removal from the Board coincident with the occurrence of a change in control.

Each non-employee director receives an RSU grant with a target value of $120,000 on the date of the Annual Meeting of Shareholders.

Cash elements are paid in quarterly installments and prorated if necessary, including for changes in Committee service or for partial years of service. We do not separately compensate our directors for attending Board or Committee meetings.

Other Benefits: Non-employee directors are also provided with $350,000 in business travel accident insurance.

24 | 2019 PROXY STATEMENT

Director Compensation for 2018

In 2018, each non-employee director received fifty-percent (50%) of their normal annual cash retainers, in addition to the full annual equity retainer award in the form of RSUs with a grant date value of approximately $120,000. Annual equity retainers vest for 100% of the shares awarded on the first anniversary of the grant date, generally subject to continued service on the Board. In addition, and in recognition of the significant contributions made by our non-employee directors to help prepare us for a successful Spin-Off, including identifying candidates for leadership roles in the new company, each non-employee director received a special equity award in November 2018 in the form of RSUs with a grant date value equal to twice their normal annual equity retainer. This award will vest in equal installments on the third and fourth anniversaries of the grant date. The table below reflects the 2018 compensation paid to our non-employee directors.

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)($)	Total ($)

Roger Fradin	137,500	359,384	496,884

Niccolo de Masi	56,250	359,384	415,634

Paul Deninger	57,500	359,384	416,884

Jack Lazar	60,000	359,384	419,384

Nina Richardson	53,750	359,384	413,134

Andrew Teich	55,000	359,384	414,384

Sharon Wienbar	55,000	359,384	414,384

(1)

The stock award values set forth in the above 2018 Director Compensation Table represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. RSU stock awards of 5,578 and 11,157 shares respectively were made to non-employee directors on November 16, 2018 with a value of $21.475 per share. The annual retainer awards will vest in full on November 16, 2019 and the one-time, Spin-Off awards will vest in equal installments on November 16, 2021 and November 16, 2022. A more detailed discussion of the assumptions used in the valuation of stock awards made in fiscal year 2018 may be found in Note 20 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2018.

Director Name	Outstanding Equity Awards as of 12/31/2018

Roger Fradin	16,735

Niccolo de Masi	16,735

Paul Deninger	16,735

Jack Lazar	16,735

Nina Richardson	16,735

Andrew Teich	16,735

Sharon Wienbar	16,735

In February 2019, Mr. Niccolo de Masi, who has been a member of the Board since October 2018, accepted the position of President, Products and Solutions and Chief Innovation Officer for Resideo. Because Mr. de Masi will remain a member of the Board, the Resideo equity awards he received while service as a member of the Board will continue to vest per the terms of those awards.

2019 PROXY STATEMENT | 25

Stock Ownership Guideline for Non-Employee Directors

To further align the interests of directors with the long-term interests of our shareholders, non-employee directors are required to own, until retirement from the Board, at least five times the value of their annual cash retainer in our common stock (including shares relating to RSUs). Accordingly, whether a director holds shares of Resideo common stock, restricted share units or deferred share units, directors have the same economic interest in the performance of the Company, which further aligns directors’ interests with those of our shareholders.

Other Executive Officers

In addition to Mr. Nefkens and Mr. de Masi, whose biographical information is included on pages 8 and 10, respectively, the following is a list of individuals serving as executive officers of Resideo as of the date of this Proxy Statement. All of Resideo’s executive officers have been appointed annually by the Board and serve at the discretion of the Board and CEO. There are no family relationships among them.

NAME, AGE, DATE FIRST APPOINTED AN EXECUTIVE OFFICER	POSITION	BUSINESS EXPERIENCE

Robert Aarnes, 49, 2018	President, ADI Global Distribution	Prior to joining the Company, Mr. Aarnes served as president of Honeywell’s ADI Global Distribution business since January 2017. Mr. Aarnes served as vice president and general manager of Honeywell’s ADI North America business from November 2014 to January 2017. Mr. Aarnes served as vice president of operations of Honeywell’s ADI North America business from January 2013 to November 2014. Prior to joining Honeywell, Mr. Aarnes served as president and chief executive officer of GUNNAR Optiks, LLC, a company that specializes in developing and manufacturing digital eyewear, from September 2008 to November 2012. Mr. Aarnes received his bachelor’s degree in political science from the United States Naval Academy and his M.B.A. in management from San Diego State University.

Michael Flink, 58, 2018	Executive Vice-President and Chief Marketing and Sales Officer	Prior to joining the Company, Mr. Flink served as president of Honeywell Homes Products since June 2018. Mr. Flink served as president of Honeywell’s Homes Business from January until May 2018. Prior to this, he served as president of Honeywell Security and Fire from January 2017 until December 2017. Mr. Flink served as president of Honeywell’s ADI Global Distribution business from December 2014 to January 2017. Mr. Flink served as president of Honeywell’s ADI Americas business from September 2010 to December 2014. He was managing director of Honeywell’s Security division, Middle East region, from September 2006 to September 2010. He was managing director of Honeywell’s ADI Global Distribution business, EMEA region, from December 2004 to September 2006. Mr. Flink served as vice president of marketing and operations of Honeywell from March 2003 to December 2004. Mr. Flink received his bachelor’s degree in communications from North Carolina State University.

26 | 2019 PROXY STATEMENT

Stephen Kelly, 50, 2018	Executive Vice-President and Chief Human Resources Officer	Prior to joining the Company, Mr. Kelly served as vice president of human resources, communications for Honeywell’s Aerospace business from 2014 until 2018. Mr. Kelly was the vice president of corporate human resources, organizational development & learning at Honeywell from 2013 to 2014. Mr. Kelly joined Honeywell in 2008 and has served in various human resources leadership positions for Honeywell’s Aerospace business. He was vice president of human resources for Honeywell’s Aerospace business’s commercial segment in 2013. Previously, Mr. Kelly was vice president of human resources for Honeywell’s Aerospace Defense & Space unit from 2011 to 2013. He was vice president of human resources for Honeywell’s Aerospace Engineering & Marketing unit from 2008 to 2011. Prior to joining Honeywell, Mr. Kelly was vice president of human resources for the Dental business at Danaher Corporation (“Danaher”) from 2007 to 2008. Mr. Kelly was vice president of the EMEA region and global head of staffing and talent management of the Industrial Technologies business at Danaher from 2005 to 2007. Prior to joining Danaher, Mr. Kelly was the head of human resources for BHA Group, Inc. Mr. Kelly received his bachelor’s degree in personnel administration from the University of Kansas and a master’s degree in organizational development from Ottawa University.

Jeannine Lane, 57, 2018	Executive Vice-President, General Counsel and Corporate Secretary	Prior to joining the Company, Ms. Lane was the vice president and general counsel of Honeywell Homes since January 2018. She was the vice president and general counsel of Honeywell Security and Fire from 2015 to 2017, Honeywell Fire Business and Honeywell Safety Business from 2014 to 2015, Honeywell Life Safety Business from 2013 to 2014 and Honeywell Security from 2004 to 2013. Ms. Lane holds a bachelor’s degree in political science from SUNY University at Albany and a Doctorate of Law from Albany Law School.

Joseph Ragan, 57, 2018	Executive Vice-President and Chief Financial Officer	Prior to joining the Company, Mr. Ragan served as chief financial officer of Honeywell Homes since August 2018. From May 2013 to July 2018, he served as chief financial officer of Ferroglobe PLC and Globe Specialty Metals, Inc. (which combined with Grupo FerroAtlántica, S.A. in 2015 to form Ferroglobe PLC.). Prior to that, he served as chief financial officer of Boart Longyear Limited from 2008 to 2013. Before his civilian career, Mr. Ragan was a U.S. Army military intelligence officer. He was a licensed certified public accountant in the State of Virginia for over 20 years and trained as a CPA with Deloitte & Touche LLP. Mr. Ragan received his bachelor’s degree in accounting from the University of the State of New York and his master’s degree in accounting from George Mason University.

2019 PROXY STATEMENT | 27

Our People, Our Environment and Our Community

Our Culture

As a new company, Resideo has a unique opportunity to define our culture. By listening intently to our Board, shareholders, employees and customers, we have defined who we want to be – this aspirational vision is called our Performance Signature. We will keep doing what works, get rid of what does not and start new elements that we will need to be successful in the smart home market.

For us to succeed, we need to build a business with a clear purpose that we can all be proud of, we need to innovate in new ways, we need to operate with high velocity and agility to get the job done, and we need to be vested in our people.

28 | 2019 PROXY STATEMENT

Inclusion and Diversity

Resideo is committed to establishing a diverse and inclusive environment that helps attract and retain the global talent needed to drive our business forward. With the creation of our Company, we adopted a Code of Business Conduct (“Code”) that requires our employees to respect each other and promote a positive workplace. Per our Code, Resideo respects and values the diversity reflected in our employees’ various backgrounds, experiences and ideas, and our workplace is one that reflects the diversity of the communities in which we operate. Similarly, as part of our commitment to our communities and our world, Resideo respects a broad range of human rights. Per our Code, Resideo, does not condone or employ child labor, trafficking in persons or forced labor in any form. In addition, a supplier code of business conduct is available on our website at www.resideo.com.

Employee Engagement through Total Rewards

Our compensation and benefits programs provide us with a solid foundation to attract, motivate and retain a technically-skilled workforce. As we transition to a balanced-growth technology company, we emphasize a strong pay-for-performance bias. Our total rewards programs will provide incentives to drive “top line” growth profitably, efficiently generate the cash needed to invest in innovative solutions and reward achievement of near and long-term business performance targets. We will accomplish this in a manner consistent with good governance practices.

We have expanded the use of stock-based incentives to strengthen the alignment of manager interests with that of our shareholders and to encourage managers to think like owners of Resideo.

We provide comprehensive, competitive and contemporary benefits that recognize the diversity of our workforce. We provide benefits and services that help meet the varying needs of our employees and promote choice. Our package includes generous paid time off, flexible work schedules, education assistance programs and more. We believe the combination of our competitive pay-for-performance compensation programs and our comprehensive health and welfare benefits demonstrate our commitment to a compelling total rewards value proposition for our employees.

Environmental Sustainability and Health and Safety Overview

As a new, stand-alone public company, we are customizing our global health, safety and environmental (“HSE”) management system to reflect what is important to our business. We understand the external and internal issues that are relevant to our organization and continue to integrate HSE considerations in all aspects of our business and supporting management systems. Resideo’s HSE programs are managed by a global team of trained, experienced professionals. They are led by Resideo’s Global HSE Director, who has overall responsibility for all global HSE programs and initiatives and reports to the Company’s Executive Vice President, General Counsel and Corporate Secretary, who reports our progress to the Board.

Environmental Sustainability

Resideo’s leadership is committed to and accountable for our sustainability efforts to ensure that sufficient resources are deployed to manage our commitments and maintain appropriate controls. To support this focus, we have established a Corporate Sustainability Committee, led by our HSE team and consisting of representatives from leadership, government relations and product stewardship. The Committee’s purpose is to evaluate the holistic sustainability agenda including water, waste, energy and greenhouse gas emission. We communicate with internal and external stakeholders to promote awareness of their responsibilities and how they can contribute to improving sustainability performance.

A primary area of focus for our environmental sustainability program is to further improve Resideo’s energy efficiency and other resources and reduce greenhouse gas generation. In 2018, we implemented global environmental projects at our sites that saved energy and reduced our carbon footprint. For example, we implemented an LED lighting upgrade project in Nagykanizsa, Hungary that resulted in an energy reduction of 1.15 BBTU (billion British thermal units) and also reduced our carbon footprint by 93 metric tons. We received the “Energy Efficient Company” Award from the Virtual Powerhouse Program for this project.

2019 PROXY STATEMENT | 29

Boosting Energy Efficiency Worldwide	Reducing Global Greenhouse Gases

We invested in electricity projects that resulted in an overall reduction in energy usage by more than 4.3 BBTU (billion British thermal units). The chart below shows our continued reduction in energy consumption.	We implemented specific projects that reduced our carbon footprint by more than 434 metric tons of CO2e (CO2 equivalent). The chart below shows the overall greenhouse gas reduction at our sites.

Energy Efficiency (Use of BBTU/$MM Revenue)	Greenhouse Gas (MT CO2e/$MM Revenue)

We regularly evaluate our existing sustainability goals performance to ensure company-wide environmental targets are appropriate for our business. We are currently evaluating our water and waste data to determine improvement targets for 2020. We continue to invest in conservation projects and measure our progress through periodic management review and make course corrections as necessary.

Health and Safety

Our global Total Case Incident Rate or “TCIR” (the number of occupational injuries and illnesses per 100 employees) was 0.26 at the end of 2018 which is significantly lower than the North American Industry Classification System injury rate for Automatic Environmental Controls of 1.7 as reported by the U.S. Bureau of Labor Statistics.

We monitor our safety through a balanced scorecard of key performance indicators. In addition to reactive incident management investigation and root cause analysis indicators, we measure and analyze the data generated from our hazard observation and internal audit programs to provide insights and intelligence that help us proactively mitigate issues before they result in incidents.

Social Responsibility

Committed to a Sustainable Future

Resideo is working to address some of the fundamental global challenges we face. We are starting at home – with our neighborhoods and communities – and committing to making a difference.

As a company, we provide people with tools to effortlessly manage their whole home to keep it more comfortable, safe, secure and healthy. We are currently seeking global and local non-profit partners who align with our Company’s safety and environmental goals to help develop programs and initiatives that will drive continuous improvement in our communities and in the world.

30 | 2019 PROXY STATEMENT

Related Party Transactions

Certain Transactions with Related Parties

Our ADI business leases its administrative office building in Melville, New York at a current rent of approximately $1,100,000 per year through 2023 and reimburses the landlord for certain real estate taxes and insurance premiums paid on the property, the future value of which cannot be determined through 2023. ADI has the right to prematurely terminate the lease after March 2022 for a termination fee of $150,000. After ADI entered into this lease, the property was acquired by a partnership known as “New Island Holdings.” There have been no material amendments to the lease since the property was acquired by New Island Holdings. Mr. Fradin, the Chairman of our Board, is a limited partner in New Island Holdings, holding a 12% ownership interest. The value of the aggregate payments allocable to Mr. Fradin’s share of New Island Holdings from January 1, 2018 through the expiration of the lease in March 2023 is approximately $706,000. The limited partners of New Island Holdings receive distributions based on total lease payments generated from the portfolio of buildings that the partnership owns, less applicable mortgage and other expenses.

In connection with the Spin-Off, Resideo and Honeywell entered into a Separation and Distribution Agreement, an Employee Matters Agreement, an Indemnification and Reimbursement Agreement, a Tax Matters Agreement, a Transaction Services Agreement, a Trademark License Agreement and a Patent Cross-License Agreement. These agreements govern the relationship between Resideo and Honeywell including the allocation of various assets, liabilities, rights and obligations as well as transition services to be provided by Honeywell to Resideo and by Resideo to Honeywell. For additional details regarding these agreements see Exhibit 99.1 to Amendment No. 2 to the Company’s Registration Statement on Form 10 as filed with the SEC on October 2, 2018 and our Form 10-K for the year ended December 31, 2018.

Review, Approval and Ratification of Transactions with Related Parties

The Company has a written Policy Concerning Related Party Transactions (the “Policy”) regarding the review, approval and ratification of transactions between the Company and related parties. The Policy applies to any transaction in which Resideo or its subsidiary is a participant, the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party means any director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities and any immediate family member of any such persons.

Under the Policy, reviews are conducted by management to determine which transactions or relationships should be referred to the Audit Committee for consideration. The Audit Committee then reviews the material facts and circumstances regarding a transaction and determines whether or not the transaction is fair and reasonable and consistent with the Policy and whether the transaction should be ratified or approved. The Policy is in addition to the provisions addressing conflicts of interest in our Code of Business Conduct and any similar policies regarding conflicts of interest adopted by the Board. Our directors, executive officers and all other employees are expected to comply with the terms of the Code of Business Conduct.

2019 PROXY STATEMENT | 31

Beneficial Ownership

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities with the SEC within specified periods. Due to the complexity of the reporting rules, the Company undertakes to file such reports on behalf of its directors and executive officers and has instituted procedures to assist them with these obligations. Based solely on a review of filings with the SEC and written representations from the Company’s directors and executive officers, the Company believes that in 2018 all of its directors and executive officers filed the required reports on a timely basis with respect to Resideo’s equity securities under Section 16(a).

Stock Ownership of Certain Beneficial Owners

The following shareholders reported to the SEC that they beneficially owned more than 5% of Resideo common stock as of December 31, 2018.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (#)	Percent of Class (1)

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	11,238,813(2)	9.13%

Blackrock, Inc. 55 East 52nd Street, New York, NY 10055	Common Stock	10,211,574(3)	8.30%

(1)	Percentage ownership based on the Schedule 13G/A filings of The Vanguard Group and Blackrock Inc. as further described below.
(2)

According to Schedule 13G/A filed with the SEC on February 12, 2019, The Vanguard Group is the beneficial owner of 11,238,813 shares (with sole voting power with respect to 65,473 shares, shared voting power with respect to 19,336 shares, sole dispositive power with respect to 11,165,283 shares and shared dispositive power with respect to 73,530 shares). Vanguard Fiduciary Trust Company (‘‘VFTC’’), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 52,855 shares or .04% of the common stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (‘‘VIA’’), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 31,954 shares or .02% of the common stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(3)

According to Schedule 13G/A filed with the SEC on February 8, 2019, Blackrock, Inc. is the beneficial owner of 10,211,574 shares (with sole voting power with respect to 9,641,102 shares and sole dispositive power with respect to 10,211,574 shares).

32 | 2019 PROXY STATEMENT

Stock Ownership of Directors and Executive Officers

The following table shows the ownership of Resideo common stock, as of April 15, 2019, by each director, each of the NEOs, and all directors and executive officers (serving as of such date) as a group. The address of each director and executive officer shown in the table below is c/o Resideo Technologies, Inc., 1985 Douglas Drive North, Golden Valley, MN 55422. Executive officers and directors are subject to stock ownership guidelines. Please see the “Compensation Discussion and Analysis” for a discussion of executive stock ownership guidelines and the “Stock Ownership Guideline for Non-Employee Directors” for a discussion of non-employee stock ownership guidelines.

Name	Shares of Common Stock[3]	Percentage of Class Beneficially Owned	Restricted Stock Units[4]	Total including Shares and Units[5]

Directors

Roger Fradin	27,662	*	—	27,662

Niccolo de Masi[1]	0	*	—	0

Paul Deninger	0	*	—	0

Jack Lazar	9	*	—	9

Nina Richardson	0	*	—	0

Andrew Teich	0	*	—	0

Sharon Wienbar	0	*	—	0

Named Executive Officers

Michael Nefkens[2]	11,392	*	—	11,392

Joseph Ragan	4,809	*	—	4,809

Michael Flink	22,242	*	9,200	31,442

Stephen Kelly	20,523	*	—	20,523

Robert Aarnes	6,401	*	—	6,401

All Directors and Executive Officers as a Group (13 individuals)	105,324	*	9,200	114,524

*	Indicates that the percentage of beneficial ownership does not exceed 1%, based on 122,690,293 shares of Company common stock outstanding as of April 15, 2019.
1.	Mr. de Masi is also the President, Products and Solutions and Chief Innovation Officer of Resideo.
2.	Mr. Nefkens is also a director of Resideo.
3.

This column shows beneficial ownership of Company common stock as calculated under SEC rules. This column includes shares held of record, shares held by a bank, broker or nominee for the person’s account, shares held through family trust arrangements, shares held jointly with the named individuals’ spouses, and for executive officers, share equivalent units held in the Company’s retirement savings plan which confer voting rights through the plan trustee with respect to shares of Company common stock. This column includes shares of Company common stock that may be acquired under employee stock options that are exercisable as of April 15, 2019 or will become exercisable within 60 days thereafter. No non-employee directors have Company stock options. As of April 15, 2019, individual directors and executive officers, as well as all directors and executive officers as a group, beneficially owned less than 1% of the outstanding shares of our common stock.

4.

Restricted share units (RSUs) have time-based vesting and those granted to our non-employee directors are generally payable on the first anniversary of the grant date (annual stock retainer awards) pursuant to the terms of the Company’s Non-Employee Director Stock Incentive Plan. In addition, a portion of the outstanding RSUs held by directors will vest for one-half of the shares on the third and fourth anniversaries of the grant date in the case of the special equity award given to each director in November 2018. RSUs granted to the officers in February 2019 shall vest ratably over three years with one-third of the shares vesting on each anniversary of the grant date. Additional details on the vesting provisions for RSU awards outstanding as of December 31, 2018, can be found on page 48 in the Outstanding Equity Awards at 2018 Fiscal Year-End table. As of April 15, 2019, only Mr. Flink has RSUs expected to vest within 60 days as shown in this column above, the amount shown is subject to tax withholding.

5.

This table does not include performance-based restricted share units or time-based only restricted share units granted to the executive officers, which will not be earned and/or paid within 60 days of April 15, 2019.

2019 PROXY STATEMENT | 33

Executive Compensation

Proposal 2: Advisory Vote to Approve Executive Compensation

We seek a non-binding advisory vote from our shareholders to approve the compensation of our Named Executive Officers as described in the “Compensation Discussion and Analysis” section beginning on page 35 and the accompanying compensation tables beginning on page 46. This vote is commonly known as “Say-on-Pay”.

We encourage you to read the “Compensation Discussion and Analysis” and accompanying compensation tables to learn more about our executive compensation programs and policies. Our Board believes that its 2018 compensation-related pay decisions and our executive compensation programs align the interests of shareholders and executives by emphasizing variable compensation tied to achieving measurable goals that drive value.

This vote is not intended to address a specific item of compensation, but rather our overall compensation policies and procedures related to the Named Executive Officers. Because the Say-on-Pay vote is advisory, it will not be binding upon our Board. However, our Board will take into account the outcome of the vote and discussions with investors when considering future executive compensation arrangements.

In addition, below in Proposal 3, our Board is recommending that shareholders have the ability to vote (on an advisory basis) on the compensation of our Named Executive Officers every year. Therefore, we expect to conduct the advisory vote at our 2020 annual meeting of shareholders.

Our Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and disclosure.”

The Board of Directors unanimously recommends a vote “FOR” Proposal 2, to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as stated in the above resolution.

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation

We seek a non-binding vote from our shareholders on the frequency with which shareholders should have an opportunity to provide an advisory approval of our executive compensation program. Under the Dodd-Frank Act, we are required every six years to seek a non-binding advisory shareholder vote regarding the frequency of the submission to shareholders of an advisory vote to approve executive compensation. The Dodd-Frank Act specifies that shareholders be given the opportunity to vote on executive compensation every one, two or three years or abstain. For the reasons described below, we recommend that our shareholders select a frequency of one year (i.e. annually).

Our Board believes that an annual advisory vote on executive compensation encourages a regular dialogue with our shareholders on corporate governance matters, including executive compensation. An annual shareholder vote allows our shareholders to provide us with direct and immediate feedback regarding the effectiveness of our compensation programs, and provides our Board and Compensation Committee with the opportunity to consider shareholder views as part of its regular compensation review.

We therefore request that our shareholders select the “1 Year” option when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, our Board will review the results of the vote and take them into account in determining the frequency of advisory votes on executive compensation.

The Board of Directors unanimously recommends a vote for “1 YEAR” on Proposal 3, on an advisory basis, relating to the frequency of the advisory vote to approve the compensation of the Company’s Named Executive Officers.

34 | 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our first year as a publicly traded company is a foundational one, and we are committed to building a company with solid fundamentals – incorporating experienced leadership and an attractive financial profile with effective stewardship of our resources, and accountability to our shareholders and customers. With that in mind, following our Spin-Off in October 2018 Resideo’s Compensation Committee developed a comprehensive executive compensation strategy to support our transition as a stand-alone public company and promote an innovative mindset to guide our future success. This Compensation Discussion and Analysis (“CD&A”) describes that strategy.

As a new, independent public company, we have unique opportunities and challenges in attracting, retaining and appropriately incentivizing our key employees. We believe that those challenges and opportunities are best addressed by a new compensation program directly linking compensation to the performance of our business and rewarding long-term performance with equity. Specifically, we sought to embed this objective into our compensation framework by clearly linking pay and performance under our annual and long-term incentive compensation program design for 2019. We adopted performance measures under these programs that align the key elements of our strategy with our objective of growing shareholder value, as described in detail below. We also established critical compensation governance policies, including stock ownership guidelines, an incentive recoupment policy and a policy prohibiting hedging and pledging of our stock by executives.

Our Named Executive Officers

Our leadership team includes the following Named Executive Officers (“NEOs”):

NAME	POSITION

Michael Nefkens	President and Chief Executive Officer

Joseph Ragan	Executive Vice President, Chief Financial Officer

Michael Flink	Executive Vice President, Chief Marketing & Sales Officer

Stephen Kelly	Executive Vice President, Chief Human Resources Officer

Robert Aarnes	President, ADI Global Distribution

During 2018 and in connection with the Spin-Off, Mr. Nefkens and Mr. Ragan joined the Honeywell Homes Business as President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively. Mr. Aarnes, Mr. Flink and Mr. Kelly had each been employed by Honeywell for many years prior to the Spin-Off.

Pre-Spin-Off Compensation Decisions

The 2018 compensation of our NEOs hired by Honeywell prior to our Spin-Off was determined in most respects by Honeywell, as well as by the terms of the Separation and Distribution Agreement (“Separation Agreement”) and the Employee Matters Agreement (“Employee Matters Agreement”), each dated October 19, 2018, entered into between Resideo and Honeywell in connection with the Spin-Off. Because our NEOs who had been employed by Honeywell prior to the Spin-Off were not executive officers of Honeywell, their compensation for 2018 prior to the Spin-Off was determined primarily by Honeywell senior management. Further, because we do not maintain employment letter agreements with our NEOs, the material terms of their compensation and benefits are described throughout this CD&A and supporting tables.

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Our Executive Compensation Philosophy and Approach

We operate in a highly competitive and rapidly evolving market. Our ability to compete and succeed in this environment depends on our ability to recruit, incentivize and retain talented individuals.

Our goal is to create a compensation program for our employees, including our executives, that provides a compelling and engaging opportunity. The program should be compelling by offering rewards for performance, and it should be engaging by requiring a dedicated focus on driving the business to generate long-term value for our shareholders. We believe this approach will build a performance-driven leadership culture. Utilizing this philosophy, our executive compensation program has been designed to:

•	Be market competitive, targeting median pay levels for total annual compensation, as defined by our peer group;

•	Create sustained increases in shareholder value through incentives designed to drive high performance;

•	Reward achievement of near- and long-term business performance targets;

•	Make pay decisions based on an executive’s skills and responsibilities, individual performance, experience, importance to the organization, retention, affordability and internal pay equity;

•	Encourage employees to think like owners and align the interests of our leaders with those of our shareholders by granting equity awards to mid-level and senior leaders on a regular basis; and

•	Deliver compensation in accordance with good governance practices that do not encourage undue risk-taking by our employees.

These objectives played a critical role in the design of our executive compensation strategy as a newly formed growth technology company. As examples, our executive compensation program for 2019 will utilize revenue growth as a component of our annual incentive plan and grant a portion of equity compensation in the form of stock options. These approaches reflect our transition from Honeywell and are key features that we believe will align our executives with Resideo’s vision and strategy for delivering shareholder value. At the same time, we remain committed to best practices in compensation governance for public companies, as described in more detail below, and will regularly review our executive compensation strategy to maintain alignment with our objectives.

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Our Commitment to Compensation Best Practices

As part of our executive compensation program, our Compensation Committee is committed to regularly review and consider best practices in governance and executive compensation. Following the Spin-Off, our Compensation Committee adopted or ratified the following policies and practices.

WHAT WE DO	WHAT WE DON’T DO

   Implement robust stock ownership guidelines requiring our officers and directors to hold a significant ownership position in the Company

   Design compensation packages where more than 50% of our NEOs’ 2019 compensation will be delivered in the form of equity compensation

   Tie our incentive compensation programs directly to the creation of shareholder value

   Link our annual bonus plan goals directly to our annual operating plan to drive our growth plan

   Use multiple performance metrics for our 2019 annual and long-term incentive plans and include a maximum cap on our incentive award payouts

   Ensure a significant portion of our NEOs’ compensation is variable and based on company performance - 86% for our CEO and 75% on average for our other NEOs in 2019

   Retain an independent compensation consultant, selected by our Compensation Committee, to advise on competitive compensation practices

   Provide for severance benefits to our NEOs in connection with a change-in-control of the Company that requires a double trigger

   Require our NEOs, where permitted by law, to sign non-competition and intellectual property agreements

   Set the annual goals for our CEO with consultation and regular performance evaluations by our independent directors

   Maintain a compensation recoupment (“clawback”) policy triggered by a material restatement of the Company’s financial statements which is applicable to all our NEOs

✖  Allow hedging or pledging of our securities by our directors and employees, including our NEOs

✖  Backdate or spring-load equity awards

✖  Reprice stock options or stock appreciation rights without shareholder approval

✖  Offer any compensation programs or policies which reward excessive risk-taking

✖  Provide excessive severance benefits to our employees

✖  Offer tax reimbursement payments or gross-ups on any severance or change-in-control payments or benefits

✖  Provide any significant perquisites

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Peer Group and Market Data

Shortly after our Spin-Off from Honeywell, and with the assistance of our independent compensation consultant, FW Cook, our Compensation Committee approved a compensation peer group of 18 companies in similar industrial, distribution and technology sectors that are representative of the market in which we compete for talent. We review key features of compensation programs among these companies to evaluate competitive market practices.

Criteria used to identify potential peer companies included:

•	Status as an independent, publicly traded company;

•	Revenue between approximately 0.33 times to 3.0 times our revenue on a trailing twelve-month basis;

•	Market capitalization between approximately 0.33 times to 3.0 times our market capitalization; and

•

Sector aligned with Resideo’s current profile, targeting industrial and distribution companies and internet and technology companies that align with our strategic vision and focus on the connected home.

Informed by the screening criteria above, we selected these companies to include in our peer group used to support 2019 compensation decisions.

• A.O. Smith Corp. • Acuity Brands, Inc. • ADT Inc. • Alarm.com Holdings, Inc. • Allegion plc • Anixter International, Inc. • Arlo Technologies Inc. • BlackBerry Limited • Fortune Brands Home & Sec.	• Itron, Inc. • Juniper Networks, Inc. • Lennox International Inc. • NCR Corporation • NETGEAR, Inc. • Nuance Communications • Owens Corning • Pentair plc • Watsco, Inc.

While our Compensation Committee considers peer group information provided by its independent consultant as part of its benchmarking analysis, it may also refer to other available resources including published compensation data from surveys to fully understand competitive compensation practices in the external marketplace for executive talent.

Elements of Compensation

Overview

Our Compensation Committee has the primary authority to determine and approve the compensation of our NEOs. The Committee is charged with reviewing our executive compensation policies and practices annually to ensure that the total compensation paid to our NEOs is fair, reasonable, competitive to our peers and commensurate with the level of expertise and experience of our NEOs.

Our Compensation Committee reviews and approves the total amount of compensation for our NEOs and the allocation of total compensation among each of the components of compensation. Their decisions in 2018 and to date in 2019 were determined principally on the following factors:

•	Individual and Company performance;

•	Each executive’s scope of responsibility and experience;

•	The judgment and general industry knowledge obtained through years of service with comparably-sized companies in our industry and other similar industries; and

•	Input about competitive market practices from our independent compensation consultant.

Our management team and human resources leadership work closely with the Compensation Committee to analyze competitive market practices and effectively design our executive compensation program. Our CEO

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regularly participates in Compensation Committee meetings and develops and provides recommendations (except with respect to his own compensation) to the Compensation Committee regarding the compensation for our NEOs and the design of our incentive compensation programs. Our CEO and other NEOs are not present when their own compensation arrangements are discussed.

Resideo’s 2019 Executive Compensation Program

Based on this collaboration between the Compensation Committee, management and our independent consultant to the Board, we have designed both near- and long-term incentive compensation packages that we believe are competitive and support the compensation objectives described above.

BASE SALARY	• Salaries are competitive with market practice for the individual’s role, taking into consideration individual performance, experience, scope of role relative to market benchmarks and other factors

ANNUAL INCENTIVE PLAN

•  As a balanced-growth Company, our 2019 annual incentives are tied to achieving growth and profitability targets approved by the Board:

•  Financial metrics for 2019 will be revenue, EBITDA and operating cash flow

•  In addition, there will be an assessment of individual business initiatives tied to the individual performance component of each executive’s annual incentive

•  Each metric will be treated independently when calculating the annual incentives

LONG-TERM INCENTIVES

•  Target long-term incentive values are granted to our NEOs in three equally weighted equity instruments:

•  Stock options vesting in equal, one-third installments

•  RSUs vesting in equal, one-third installments

•  Performance share units (“PSUs”) with three-year performance goals measuring revenue and EBITDA performance targets set at time of grant

The Compensation Committee approved a 2019 executive compensation program which reflects our business strategy and a strong pay-for-performance culture. Our Compensation Committee views stock options as an equity instrument that strongly aligns the compensation realized by our NEOs and the long-term returns generated for our shareholders, as no compensation is earned unless the Company’s stock price increases from the level at which the option is granted. In addition, PSUs provide for multi-year revenue and EBITDA performance measurement and reinforce the goals established through our long-range planning process and approved by our Board. Our RSU awards further align the interests of our NEOs with our shareholders and provide a meaningful retention vehicle. Lastly, our long-term incentive plan only offers share-settled awards for all long-term incentive awards, which differs from the pre-spin legacy practice of cash-settled performance unit awards.

The charts below illustrate our NEOs’ compensation mix, which is heavily tied to variable compensation directly linked to company performance and aligned with our strong pay-for-performance compensation philosophy.

2019 CEO Total Target Direct Compensation	2019 NEO Avg. Total Target Direct Compensation

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In determining the relative weight of our performance awards and the financial metrics used to set performance targets for our 2019 annual and long-term incentive compensation awards, our leadership team and Compensation Committee considered, among other factors, feedback received directly from certain shareholders and determined that revenue growth, profitability and cash flow measures were appropriate for our annual incentive program. The Compensation Committee also determined that revenue and profitability measures would be right for our long-term incentive plan for our first year as an independent company. In coming to this decision, the Compensation Committee considered the fact that as a newly public company, we could not effectively establish measures which compare our performance against competitors or our executive compensation peer group.

The Compensation Committee intends that in future years we will have baseline-relative performance measures to consider in setting goals under our long-term performance compensation plan targets and will be able to increase the weight of performance-based equity within the mix of awards offered to executives.

Summary of 2018 Compensation Pre- and Post-Spin-Off

The following discusses the compensation paid to our NEOs during 2018, a substantial portion of which was for the period prior to our Spin-Off and was determined by Honeywell.

Base Salary

The base salaries reported in the Summary Compensation Table below reflect actual salary paid only for the portion of the fiscal year following our Spin-Off from Honeywell. Base salaries paid to our executives following our Spin-Off were a continuation of the salary rates in effect during their tenure at Honeywell.

Our base salaries provide a competitive level of fixed compensation for our NEOs that is aligned with their role and accounts for additional factors such as their level of experience and individual performance. The Compensation Committee considers competitive fixed cash compensation to be an important foundation of a competitive total compensation program that will both retain and motivate our executives. At least annually, the Compensation Committee intends to review the competitiveness of base salaries relative to external benchmarks and consider changes, as appropriate, taking into consideration market data as well as factors specific to our Company, including key elements of our compensation philosophy described above.

2018 Annual Incentive Plan

For fiscal year 2018, the annual incentive opportunity for our NEOs was governed in part by a Honeywell annual incentive plan and performance metrics established by Honeywell. Payment for that portion of the annual incentive was determined by the Resideo Compensation Committee considering Honeywell performance for approximately 10 months of 2018. For the period following the Spin-Off, our Compensation Committee approved a bonus framework measuring Resideo performance. The post-spin plan weighted net income and free cash flow equally at 40% each and allocated 20% of the target award to the measurement of individual performance, as determined by the Resideo Compensation Committee. The Compensation Committee awarded 100% of the individual performance component (20%) to each of the NEOs for 2018 as all the NEOs met their individual objectives, including those related to the planning and execution of spin-related activities.

The tables below summarize the plan goals and performance results for the post-spin period for the Company overall, and for the ADI Global Distribution business. These measures were used to determine the bonus payments to the NEOs as shown on pages 41 - 42. Under the Plan, our NEOs were eligible to receive a bonus ranging from a threshold payment of 50% to a maximum of 200% of their target award. With 100% target goal achievement, the resulting payment would be 100% of the target bonus for that performance metric.

Financial Performance (80% of bonus)	For the period October 29 - December 31, 2018

Total Company	Threshold (50%)	Goal ($M)	Maximum (200%)	Actual ($M)	Post-Spin Performance %

Resideo Net Income (50%)	94.56	118.20	141.84	89.25	76%

Resideo Free Cash Flow (50%)	125.04	156.30	187.56	143.03	92%

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Financial Performance (80% of bonus)	For the period October 29 - December 31, 2018

ADI Global Distribution	Threshold (50%)	Goal ($M)	Maximum (200%)	Actual ($M)	Post-Spin Performance %

Resideo Net Income (25%)	94.56	118.20	141.84	89.25	76%

Resideo Free Cash Flow (25%)	125.04	156.30	187.56	143.03	92%

ADI Net Income (25%)	13.76	17.20	20.64	17.05	99%

ADI Free Cash Flow (25%)	19.36	24.20	29.04	41.06	170%

	Full-year (January 1 - December 31, 2018)

2018 Annual Incentive Award - Financial and Individual Performance Achievement	Financial Performance Result (80%)	Individual Performance (20%)	Total Award %

Corporate Officers	72%	20%	92%

President, ADI Global Distribution	79%	20%	99%

In determining the actual 2018 bonus awards paid to each executive, the following formula was applied, factoring in any required proration due to changes in salary during the performance period, as well as changes in bonus target percentage.

Annual Incentive Cash Bonus	=	Base Salary	×	Target Bonus Percentage	×	[	Financial Performance Payout Percentage	+	Individual Performance Payout Percentage	]

The table below shows the aggregate annual cash incentive awards paid to our NEOs under both the Honeywell annual bonus plan (for the portion of the 2018 fiscal year preceding the Spin-Off) and the Resideo bonus plan (for the portion of the fiscal year following the Spin-Off). Bonuses paid to all the NEOs, except Mr. Aarnes, were based on total Resideo results. The bonus paid to Mr. Aarnes was based on the results for total Resideo and the Distribution division, equally-weighted, as shown in the table above.

Michael Nefkens*

Bonus Target	$1,100,000

Bonus Paid	$998,977

* Mr. Nefkens’ bonus was determined as if employed for the entire calendar year pursuant to Mr. Nefkens’ offer of employment from Honeywell.

Joseph Ragan**

Bonus Target	$169,973

Bonus Paid	$156,237

** Mr. Ragan’s bonus target was pro-rated based on his August 13 start date.

Michael Flink***

Bonus Target	$241,588

Bonus Paid	$222,065

Stephen Kelly***

Bonus Target	$194,101

Bonus Paid	$178,415

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Robert Aarnes***

Bonus Target	$139,997

Bonus Paid	$138,905

***	Bonus target amounts for Mr. Flink, Mr. Kelly and Mr. Aarnes reflect pro-rations for changes in salaries and bonus targets during 2018.

In addition to the annual cash incentive bonus payments made to our NEOs, Mr. Flink and Mr. Aarnes were awarded $91,336 and $44,987, respectively, by Honeywell for their contributions to the Spin-Off. Following the Spin-Off, our Compensation Committee approved similar bonus payments for Mr. Nefkens, Mr. Ragan and Mr. Kelly in the amounts of $193,227, $44,090 and $67,898, respectively, to recognize their significant contributions to the Spin-Off.

Long-Term Incentives & 2018 Founder’s Grants

To ensure that Resideo management would be aligned with their new shareholders and to foster the management team’s engagement and motivation with the newly formed independent company, Honeywell granted “founders equity” to our officers. The new Resideo Compensation Committee elected to make the grant effective on the date of our Spin-Off, when our CEO received restricted stock units (“RSUs”) with a target award value of $4.3 million and other NEOs were granted RSUs with target values between $800,000 and $1.1 million. The RSUs were granted using the final “when issued” trading price - the same basis at which shareholders received new Resideo shares. These RSUs vest in two equal installments on the third and fourth anniversaries of the grant date as reflected in the Summary Compensation Table of the Proxy Statement.

Treatment of Long-Term Incentives in the Spin-Off

All unvested Honeywell equity awards were converted to Resideo time-based RSUs that will continue to vest in accordance with their original vesting schedule, providing ongoing retention incentives. No outstanding Honeywell awards were accelerated at Spin-Off. Pursuant to the documents governing the Spin-Off, outstanding Honeywell long-term incentive awards held by our NEOs and other Resideo employees as of the Spin-Off were treated as follows:

Vehicle	Grant Period	Vesting Status	Treatment

Stock Options	Pre-2018	Vested	All outstanding vested and unexercised Honeywell stock options as of the date of the Spin-Off remained options in Honeywell common stock until exercised by the employee or normal expiration.

Stock Options	Pre-2018	Unvested	All unvested Honeywell stock options that were granted prior to 2018 and that had not vested as of the date of the Spin-Off were replaced with Resideo RSUs based on their full intrinsic value determined immediately prior to the Spin-Off. The replacement Resideo RSUs will vest on the same dates as the underlying unvested 2018 Honeywell stock options that were replaced.

Stock Options	Granted in 2018	Unvested	All Honeywell stock options granted in 2018 were replaced with Resideo time-based RSUs at their original grant value. The replacement Resideo RSUs will vest on the same dates as the underlying unvested 2018 Honeywell stock options that were replaced.

RSUs	All grant dates	Unvested	All outstanding unvested Honeywell RSUs were replaced with Resideo RSUs that will vest on the same schedule as if they had remained Honeywell RSUs. The number of Resideo RSUs issued under the Resideo Stock Plan was determined by dividing the value of the Honeywell RSUs by the “when-issued” closing price of Resideo common stock immediately prior to 12:01 a.m. New York City time on October 29, 2018.

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Performance Cash Plan Units (“PCUs”)	2017-2019 Performance Period	Unearned	All Honeywell PCUs for the 2017-2019 performance cycle were replaced with Resideo RSUs using the latest estimated projected payout percentage as of October 29, 2018, as determined by Honeywell. The replacement Resideo RSUs will vest and be paid in March 2020.

Performance Cash Plan Units (“PCUs”)	2018-2020 Performance Period	Unearned	All Honeywell PCUs for the 2018-2020 performance cycle were cancelled by Honeywell. The Resideo Compensation Committee approved a replacement grant for the recipients of this award in November 2018. Grants made to our NEOs under this award are shown in the Outstanding Equity Awards Table below.

Other Components of Our Compensation Program

Severance

In November 2018, the Compensation Committee adopted the Resideo Technologies, Inc. Severance Plan for Designated Officers (the “Severance Plan”), which includes each of our NEOs. The terms of the Severance Plan were established following a review of the severance practices among companies in our approved compensation peer group.

The Severance Plan addresses severance for our NEOs upon a termination following a change in control (“CIC”), considered a “double trigger”, and is intended to ensure the continued attention of our NEOs to their roles and responsibilities without the distraction that may arise from the possibility of a job loss concurrent with a CIC of Resideo.

In addition, the Severance Plan provides for severance payments and benefits that become payable if the employment of one of our NEOs is terminated by us without “cause” (as defined in the Severance Plan) subject to such individual signing and not revoking a release of claims agreement.

The Compensation Committee has adopted the Severance Plan to provide competitive post-employment compensation arrangements that promote the continued attention, dedication and continuity of the members of our senior management team, including our NEOs, and enable us to continue to recruit talented senior executive officers. The Compensation Committee intends to periodically review the severance available to our NEOs under the Severance Plan to ensure ongoing competitiveness and alignment with our overall compensation philosophy.

The severance benefits provided to our NEOs are outlined in the Potential Payments Upon Termination Table found later in this Proxy Statement.

Nonqualified Deferred Compensation Plans

Executive officers (including the NEOs) may choose to participate in certain nonqualified deferred compensation plans to permit retirement savings in a tax-efficient manner. Executive officers can elect to defer up to 100% of their annual bonus awards under the Deferred Incentive Program. In addition, executive officers may also participate in the Resideo Supplemental Savings Program to defer base salary that cannot be contributed to the Company’s 401(k) savings plan due to IRS limitations. These amounts are matched by the Company only to the extent required to make up for a shortfall in the available match under the 401(k) savings plan due to IRS limitations. Deferred compensation balances are subject to gains and losses and are reflected in the Fidelity® U.S. Bond Index Fund.

Benefits and Perquisites

Our NEOs are eligible to receive the same benefits as our salaried employees in the United States. Resideo and the Compensation Committee believe this approach is reasonable and consistent with the overall compensation objectives to attract and retain employees. These benefits include medical, dental, vision, disability insurance, a 401(k) plan and other plans and programs made available to other eligible employees in the United States. Employee benefits and perquisites are reviewed periodically to ensure that benefit levels remain competitive.

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Executive Stock Ownership Guidelines

The Compensation Committee believes that the interests of our executives, including our NEOs, will be more aligned with those of our shareholders, and our NEOs will more effectively pursue strategies that promote our shareholders’ long-term interests, if our executives hold substantial amounts of our stock. Accordingly, in November 2018, our Compensation Committee adopted minimum stock ownership guidelines for all executive officers, including our NEOs.

Under these guidelines, our executive officers must hold shares of Resideo common stock equal in value to the following multiples of their current base salary:

CEO	6x Base Salary

Other Executive Officers	3x Base Salary

Our executive officers have five years from the date they become subject to the guidelines to meet the ownership requirement. Shares owned outright, unvested RSU awards and earned performance share awards are counted toward the ownership requirement. Shares may be sold during the accumulation period if satisfactory progress towards meeting the minimum requirement is demonstrated. As of December 31, 2018, Mr. Flink, Mr. Kelly and Mr. Aarnes have met the minimum stock ownership requirement under the policy.

Incentive Recoupment Policy (“Clawback”)

In the event of a material restatement of our financial results (a “Restatement”), the Board will review all incentive compensation paid to senior executives on the basis of having met or exceeded specific performance targets for performance periods during the Restatement period. To the extent permitted by applicable law, the Board will seek to recoup incentive compensation, in all appropriate cases (taking into account all relevant factors, including whether the assertion of a recoupment claim may prejudice the interests of the Company in any related proceeding or investigation), paid to, or credited to a deferred compensation account of, any senior executive, if and to the extent that:

(i)	the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a Restatement;

(ii)	the senior executive engaged in misconduct that caused the need for the Restatement; and

(iii)	the amount of incentive compensation that would have been awarded to the senior executive had the financial results been properly reported would have been lower than the amount actually awarded.

Hedging and Pledging Policy

It is our policy that all of our directors, officers and employees are prohibited from engaging in short sales of Resideo securities and selling or purchasing puts or calls or otherwise trading in or writing options on Resideo securities and using certain financial instruments (including forward sale contracts, equity swaps, collars and exchange funds), holding securities in margin accounts or pledging Resideo securities as collateral, in each case, that are designed to hedge or offset any decrease in the market value of Resideo securities.

Tax Deductibility of Executive Compensation

Prior to 2018, Section 162(m) of the Internal Revenue Code generally limited the tax deductibility of compensation paid to the CEO and each of the next three most highly compensated executive officers (excluding the CFO) that exceeded $1 million in any taxable year unless the compensation over $1 million qualified as “performance-based” within the meaning of Section 162(m).

The ability to rely on the “performance-based” compensation exception under Section 162(m) was eliminated in 2017 and the $1 million limitation on deductibility generally was expanded to include all NEOs (including the CFO). Thus, we generally will not be able to take a deduction for any compensation paid to our NEOs in excess of $1 million unless the compensation qualifies for transition relief applicable to certain arrangements in place on November 2, 2017. The rules and regulations promulgated under Section 162(m) are complicated, and may change from time to time, and the scope of the transition relief under the legislation repealing Section 162(m)’s performance-based exemption from the deduction limit is uncertain. The Compensation Committee will continue to monitor the effect of tax reform on our executive compensation program.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Form 10-K for the year ended December 31, 2018.

This report is provided by the following independent members of the Board, who comprise the Compensation Committee:

Sharon Wienbar (Chair)

Nina Richardson

Andrew Teich

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Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by or paid to our NEOs during 2018. Because Resideo became an independent public company in October 2018 and none of these officers were NEOs prior to the Spin-Off, we have excluded compensation for prior years to the extent permitted by applicable SEC rules.

Officer Name	Position	Year	Base Salary ($)(1)	2018 Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Changes in Pension Values and Non Qual. Deferred Comp Earnings ($)(5)	All Other Compensation ($)(6)	Total Compensation

Michael Nefkens	President & Chief Executive Officer	2018	$135,385	$193,227	$4,104,724	$998,977	—	$1,645	$5,433,958

Joseph Ragan	EVP, Chief Financial Officer	2018	$84,615	$44,090	$1,050,108	$156,237	—	$2,051	$1,337,101

Michael Flink	EVP, Chief Marketing & Sales Officer	2018	$72,154	$91,336	$1,067,381	$222,065	$70,855	$8,412	$1,532,202

Stephen Kelly	EVP, Chief Human Resources Officer	2018	$65,346	$67,898	$1,041,057	$178,415	$8,163	$9,111	$1,369,991

Robert Aarnes	President ADI Global Distribution	2018	$60,135	$44,987	$885,007	$138,905	$9,996	$4,440	$1,143,470

(1)	The amounts in this column represent payments made to our NEOs for the period from October 29, 2018 through December 31, 2018 at the rate in effect prior to the Spin-Off from Honeywell.

(2)

For 2018, our NEOs received a discretionary bonus payment for their significant contributions to our successful Spin-Off from Honeywell as described in detail in the “Summary of 2018 Compensation Pre- and Post-Spin-Off” section of this Proxy Statement.

(3)

The amounts in this column represent the grant date fair value of one-time, special Founder’s Grant RSU awards given to the NEOs on October 29, 2018 by Honeywell, as well as the grant date fair value of replacement RSUs awarded by the Resideo Compensation Committee to NEOs whose Honeywell 2018-2020 Annual Performance Unit Awards were cancelled by Honeywell at the time of the Spin-Off of Resideo.

(4)

The amounts in this column represent the total 2018 annual incentive payments made to the NEOs as described in more detail above in the “Compensation Discussion & Analysis – Elements of Compensation” section of this Proxy Statement.

(5)

The amounts in this column represent (i) the aggregate change in the present value of each NEO’s accumulated benefit under the Company’s pension plans from December 31, 2017 to December 31, 2018 (as disclosed in the Pension Benefits Table on page 50) and (ii) interest and dividends earned on balances held in the NEO’s deferred compensation account between October 29 and December 31, 2018 (as discussed beginning on page 51).

(6)

The amounts in this column represent total Company matching contributions to each NEO’s accounts in the tax-qualified Resideo Savings Plan, company matching contributions to the executive’s deferred compensation plan account, and premiums paid by the Company to purchase excess life insurance coverage for the executive.

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Grants of Plan-Based Awards - Fiscal Year 2018

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

Officer Name	Award Type	Grant Date	Threshold ($)(A)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh.)	Closing Price on Date of Grant of Option Awards ($/sh.)	Grant Date Fair Value of Stock and Option Awards ($/sh.)

Michael Nefkens	Annual Incentive Plan(1)		$220,000	$1,100,000	$2,200,000	—	—	—	—	—	—	—	—
	RSU(2)	10/29/2018	—	—	—	—	—	—	154,400	—	—	—	$4,104,724

			—	—	—	—	—	—	—	—	—	—	—
Joseph Ragan	Annual Incentive Plan(1)		$33,995	$169,973	$339,946	—	—	—	—	—	—	—	—
	RSU(2)	10/29/2018	—	—	—	—	—	—	39,500	—	—	—	$1,050,108

			—	—	—	—	—	—	—	—	—	—	—
Michael Flink	Annual Incentive Plan(1)		$48,318	$241,588	$483,176	—	—	—	—	—	—	—	—
	RSU(2)	10/29/2018	—	—	—	—	—	—	33,690	—	—	—	$895,649

	RSU(3)	11/15/2018	—	—	—	—	—	—	7,874	—	—	—	$171,732
Stephen Kelly	Annual Incentive Plan(1)		$38,820	$194,101	$388,202	—	—	—	—	—	—	—	—
	RSU(2)	10/29/2018	—	—	—	—	—	—	32,320	—	—	—	$859,227

	RSU(3)	11/15/2018	—	—	—	—	—	—	8,337	—	—	—	$181,830
Robert Aarnes	Annual Incentive Plan(1)		$27,999	$139,997	$279,994	—	—	—	—	—	—	—	—
	RSU(2)	10/29/2018	—	—	—	—	—	—	28,730	—	—	—	$763,787

	RSU(3)	11/15/2018	—	—	—	—	—	—	5,558	—	—	—	$121,220

Award Type:

(A)	Represents the payment received for the minimum level of performance required to achieve a payout under the plan for 2018.

(1)

Annual bonus payable in 2019, for the 2018 Performance Year. The target award for each executive reflects adjustments for changes in salary and bonus targets during the Plan year. Mr. Nefkens’ 2018 annual incentive award was determined as if he were employed for the entire calendar year pursuant to Mr. Nefkens’ offer of employment from Honeywell.

(2)	The October 29, 2018 RSU was granted as Resideo Founder’s Grant Award and was approved by Honeywell for all Resideo Officers effective on the date of the Spin-Off.

(3)	The November 15, 2018 RSU was granted as a replacement award for the cancelled Honeywell 2018-2020 Performance Unit Award.

Description of Grants of Plan Based Awards

The amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns in the table above represent each NEO’s opportunity under the Company’s Annual Incentive Compensation Plan for 2018, including during the period of employment by Honeywell. The target award is based on the individual’s pro-rated base salary throughout the period of employment during the performance period, as well as changes in the individual’s bonus target that may have occurred.

All stock awards granted to the NEOs shown in the table above were granted under the Company’s 2018 Stock Incentive Plan and are governed by and subject to the terms and conditions of the 2018 Stock Incentive Plan and the relevant award agreements. A detailed discussion of these long-term incentive awards can be found beginning on page 42. No performance-based stock awards were granted after the Spin-Off from Honeywell in 2018. Performance-based equity awards granted to several of our NEOs by Honeywell prior to the Spin-Off were converted to time-based RSUs effective on the date of our spinoff and are not included above as they relate to compensation awarded by Honeywell prior to the spinoff.

2019 PROXY STATEMENT | 47

Outstanding Equity Awards at 2018 Fiscal Year-End

			Option Awards				Stock Awards

Officer Name	Grant Date	Notes	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Exercise Options (#) Unexercisable	Option Price ($)	Unexercised Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested* ($)

Michael Nefkens	10/29/2018	(1)	—	—	—	—	154,400	$3,172,920

Joseph Ragan	10/29/2018	(1)	—	—	—	—	39,500	$811,725

Michael Flink	7/25/2014	(2a)	—	—	—	—	15,596	$320,498
	2/26/2015	(3)	—	—	—	—	2,403	$49,382
	2/25/2016	(4)	—	—	—	—	6,444	$132,424
	2/25/2016	(4a)	—	—	—	—	7,563	$155,420
	6/1/2016	(5)	—	—	—	—	27,902	$573,386
	2/28/2017	(8)	—	—	—	—	6,109	$125,540
	2/28/2017	(8a)	—	—	—	—	7,811	$160,516
	2/28/2017	(8b)	—	—	—	—	8,607	$176,874
	7/27/2017	(9)	—	—	—	—	20,641	$424,173
	2/27/2018	(10)	—	—	—	—	6,794	$139,617
	2/27/2018	(10a)	—	—	—	—	6,157	$126,526
	10/29/2018	(1)	—	—	—	—	33,690	$692,330
	11/15/2018	(11)	—	—	—	—	7,874	$161,811

	Total						157,591	$3,238,495
Stephen Kelly	7/26/2013	(2)	—	—	—	—	10,094	$207,432
	2/26/2015	(3)	—	—	—	—	4,008	$82,364
	2/25/2016	(4)	—	—	—	—	9,665	$198,616
	2/25/2016	(4a)	—	—	—	—	11,283	$231,866
	7/29/2016	(6)	—	—	—	—	19,536	$401,465
	2/28/2017	(8)	—	—	—	—	6,720	$138,096
	2/28/2017	(8a)	—	—	—	—	8,626	$177,264
	2/28/2017	(8b)	—	—	—	—	10,596	$217,748
	2/27/2018	(10)	—	—	—	—	7,219	$148,350
	2/27/2018	(10a)	—	—	—	—	6,533	$134,253
	10/29/2018	(1)	—	—	—	—	32,320	$664,176
	11/15/2018	(11)	—	—	—	—	8,337	$171,325

	Total						134,937	$2,772,955
Robert Aarnes	2/26/2015	(3)	—	—	—	—	1,601	$32,901
	2/25/2016	(4)	—	—	—	—	3,220	$66,171
	2/25/2016	(4a)	—	—	—	—	3,782	$77,720
	9/29/2016	(7)	—	—	—	—	11,106	$228,228
	2/28/2017	(8)	—	—	—	—	3,360	$69,048
	2/28/2017	(8a)	—	—	—	—	4,313	$88,632
	2/28/2017	(8b)	—	—	—	—	4,810	$98,846
	2/27/2018	(10)	—	—	—	—	4,841	$99,483
	2/27/2018	(10a)	—	—	—	—	4,394	$90,297
	10/29/2018	(1)	—	—	—	—	28,730	$590,402
	11/15/2018	(11)	—	—	—	—	5,558	$114,217

	Total						75,715	$1,555,943

*

Based on the closing stock price for Resideo stock on December 31, 2018 ($20.55). All awards with grant dates prior to October 29, 2018, the date Resideo was spun-off from Honeywell, were equity awards (stock options, RSUs and PUs) issued by Honeywell that were converted to Resideo RSUs on October 29, 2018.

48 | 2019 PROXY STATEMENT

(1)	These Founder’s Grant RSU Awards granted on 10/29/2018 will vest in equal amounts on 10/29/2021 and 10/29/2022.

(2)	The remaining unvested shares under this converted Honeywell award granted on 07/26/2013 will vest for 100% of the shares on 07/26/2020.

(2a)	The remaining unvested shares under this converted Honeywell award granted on 07/25/2014 will vest for 7,680 shares on 07/25/2019 and 7,916 shares on 07/25/2021.

(3)	The remaining unvested shares under this converted Honeywell award granted on 02/26/2015 will vest in full on 02/26/2019.

(4)	The remaining unvested shares under this converted Honeywell award granted on 02/25/2016 will vest for 50% of the shares on 02/25/2019 and 50% on 02/25/2020.

(4a)	The remaining unvested shares under this converted Honeywell award granted on 02/25/2016 will vest for 100% of the shares on 02/25/2019.

(5)	The remaining unvested shares under this converted Honeywell award granted on 06/01/2016 will vest as follows: 9,200 shares on 06/01/19, 9,205 shares on 06/01/2021 and 9,497 shares on 06/01/2023.

(6)	The remaining unvested shares under this converted Honeywell award granted on 07/29/2016 will vest as follows: 6,440 shares on 07/29/19, 6,446 shares on 07/29/2021 and 6,650 shares on 07/29/2023.

(7)	The remaining unvested shares under this converted Honeywell award granted on 09/29/2016 will vest as follows: 3,656 shares on 09/29/2019, 3,662 shares on 09/29/2021 and 3,788 shares on 09/29/2023.

(8)	The remaining unvested shares under this converted Honeywell award granted on 02/28/2017 will vest for 33% of the shares each on 02/28/2019, 02/28/2020 and 02/28/2021.

(8a)	The remaining unvested shares under this converted Honeywell award granted on 02/28/2017 will vest for 100% of the shares on 02/28/2020.

(8b)	The remaining unvested shares under this converted Honeywell award granted on 02/28/2017 will vest for 100% of the shares on 03/15/2020.

(9)	The remaining unvested shares under this converted Honeywell award granted on 07/27/2017 will vest as follows: 6,810 shares on 07/27/19, 6,811 shares on 07/27/2021 and 7,020 shares on 07/27/2023.

(10)	The remaining unvested shares under this converted Honeywell award granted on 02/27/2018 will vest for 25% of the shares each on 02/27/2019, 02/27/2020, 02/27/2021 and 02/27/2022.

(10a)	The remaining unvested shares under this converted Honeywell award granted on 02/27/2018 will vest for 100% of the shares on 02/27/2021.

(11)

This RSU was awarded by Resideo on 11/15/2018 to replace the value of the Honeywell 2018-2020 Performance Unit award granted on 02/27/2018, but cancelled on the date of our spinoff and will vest for 100% of the shares on 03/15/2021.

Option Exercises and Stock Vested-Fiscal Year 2018

	Option Awards		Stock Awards

Officer Name	# of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Michael Nefkens	—	—	—	—

Joseph Ragan	—	—	—	—

Michael Flink	—	—	—	—

Stephen Kelly	—	—	—	—

Robert Aarnes	—	—	—	—

Following our Spin-Off from Honeywell, none of our NEOs held stock options in Resideo, nor did any shares of Resideo stock under RSU awards vest during the period following our Spin-Off in 2018.

Pension Benefits

The following table and related disclosures provide information regarding benefits under the Resideo Technologies Inc. Pension Plan (“RPP”) and the Resideo Supplemental Pension Plan (“SPP”) or Nonqualified Plan, for the executive officers named in the Summary Compensation Table above who are participating in such plans.

The following table provides summary information about the pension benefits that have been earned by our NEOs under two pension plans, the RPP and the SPP. The RPP and SPP benefits depend on the length of each NEO’s employment with us and certain predecessor companies. This information is provided in the table below

2019 PROXY STATEMENT | 49

under the column entitled “Number of Years of Credited Service.” A participant’s credited service is generally equal to his or her period of employment with the Company or an affiliate (or, for periods prior to October 29, 2018, Honeywell International Inc. or a Honeywell affiliate), excluding periods of employment when the participant was not eligible to participate in the RPP or the Honeywell Retirement Earnings Plan. The column in the table below entitled “Present Value of Accumulated Benefits” represents a financial calculation that estimates the cash value today of the full pension benefit that has been earned by each NEO. It is based on various assumptions, including assumptions about how long each NEO will live and future interest rates. Additional details about the pension benefits for each NEO follow the table.

Officer Name	Plan Names	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)

Michael Nefkens	—	—	—	—

Joseph Ragan	—	—	—	—

Michael Flink	Resideo Technologies Inc. Pension Plan (Qualified component)	15.8	$592,973	—
	Resideo Technologies Inc. Supplemental Pension Plan (Non-Qualified component)	15.8	—	—

	Total		$592,973	—

Stephen Kelly	Resideo Technologies Inc. Pension Plan (Qualified component)	10.4	$166,784	—
	Resideo Technologies Inc. Supplemental Pension Plan (Non-Qualified component)	10.4	$165,403	—

	Total		$332,187	—

Robert Aarnes	Resideo Technologies Inc. Pension Plan (Qualified component)	6.0	$47,929	—
	Resideo Technologies Inc. Supplemental Pension Plan (Non-Qualified component)	6.0	$17,799	—

	Total		$65,728	—

Summary Information

•	The RPP is a tax-qualified pension plan in which a significant portion of our U.S. employees participate.

•

The RPP complies with tax requirements applicable to broad-based pension plans, which impose dollar limits on the compensation that can be used to calculate benefits and on the amount of benefits that can be provided. As a result, the pensions that can be paid under the RPP for higher-paid employees represent a much smaller fraction of current income than the pensions that can be paid to less highly paid employees. We make up for this difference, in part, by providing supplemental pensions through the SPP.

Pension Benefit Calculation Formulas

Within the RPP and the SPP, a variety of formulas are used to determine pension benefits. Different benefit formulas apply for different groups of employees for historical reasons (e.g., past acquisitions by a predecessor company) and the differences in the benefit formulas for our NEOs reflect this history. The explanation below describes the formulas that are used to determine the amount of pension benefits for each of our NEOs under the RPP and the SPP.

•

Retirement Earnings Plan (“REP”) Formula: lump sum equal to (1) 3% or 6% of final average compensation (the average of a participant’s annual compensation for the five calendar years out of the previous ten calendar years that produces highest average) times (2) credited service.

•

Pittway (“PW”) Formula: annual annuity benefit equal to the sum of (1) for each of the first 35 years of service, 1.2% of annual compensation up to a social security breakpoint and 1.85% of annual compensation over the breakpoint and (2) for each year of service over 35, 1.2% of annual compensation. For years after 2015, a participant’s (A) social security breakpoint is determined as of December 31, 2015 and (B) compensation is the lesser of the participant’s 2015 compensation or compensation for the current year.

For each pension benefit calculation formula, compensation includes base pay, short-term incentive compensation, payroll based rewards and recognition and lump sum incentives. The amount of compensation taken into account under the RPP is limited by tax rules. The amount of compensation taken into account under the SPP is not.

50 | 2019 PROXY STATEMENT

The table below describes which formulas are applicable to each of our participating NEOs.

NAME/FORMULA	DESCRIPTION OF TOTAL PENSION BENEFITS

Mr. Aarnes REP formula 3%	• Mr. Aarnes’ pension benefits under the RPP and the SPP are determined under the REP formula.

Mr. Flink PW formula	• Mr. Flink’s pension benefits under the RPP and the SPP are determined under the PW formula.

Mr. Kelly REP formula 6%	• Mr. Kelly’s pension benefits under the RPP and the SPP are determined under the REP formula.

Mr. Flink is the only NEO above who is currently eligible for early retirement. Under the “Pittway” formula, Mr. Flink was eligible once he reached age 55 with 10 years of service. At early retirement, the monthly pension is computed on the same basis as at normal retirement but the pension is reduced 6.67% per year for each of the first five years and 3.33% for each of the next five years by which commencement precedes normal retirement date.

Nonqualified Deferred Compensation

Officer Name	Executive Contributions since October 29, 2018 ($)(1)	Registrant Contributions in 2018 ($)	Aggregate Earnings since October 29, 2018 ($)(2)	Aggregate Withdrawals and Distributions in 2018 ($)	Aggregate Balance at the End of Fiscal Year 2018 ($)

Michael Nefkens	—	—	—	—	—

Joseph Ragan	—	—	—	—	—

Michael Flink	$18,580		$3,103		$645,293

Stephen Kelly	$5,228		$550		$115,517

Robert Aarnes	—	—	—	—	—

All deferred compensation amounts, regardless of the plan, are unfunded and unsecured obligations of the Company and are subject to the same risks as any of the Company’s general obligations.

(1)

The amounts in this column were contributed by the NEOs into their accounts since our Spin-Off on October 29, 2018 under the deferred compensation plan, which includes amounts reflected in the “Base Salary” column of the Summary Compensation Table.

(2)	The amounts in this column represent interest and dividends earned on balances held in the NEO’s account between October 29 and December 31, 2018.

Resideo Supplemental Savings Program

The Supplemental Savings Program (SSP) is a nonqualified deferred compensation plan that allows eligible Resideo employees, including the NEOs, to save additional amounts in excess of what is allowed under the Company’s tax-qualified 401(k) plan due to the annual deferral and compensation limits imposed by the Internal Revenue Code. Under the SSP, participants can defer up to 50% of their base annual salary for the plan year. To the extent amounts have not already been matched on a similar basis under the Company’s 401(k) plan, Resideo matches deferrals posted to the SSP at the rate of 87.50% on the first 8% of eligible pay deferred. Matching contributions are always vested.

Interest Rate. Participant account balances were moved from the Honeywell SSP to the Resideo SSP on October 29, 2018. All funds are invested in the Fidelity U.S. Bond Index Fund and participant accounts are credited with interest based on the fund’s performance. Matching contributions are also treated as invested in Fidelity U.S. Bond Index Fund.

Distribution. Amounts transferred from the Honeywell Supplemental Savings Plan to the SSP will follow the same distribution options as applied under the Honeywell plan. For deferrals to the SSP starting in 2019 or later years, payments will commence at the earlier of the participant’s separation from service, death or the in-service distribution date elected by the participant. Amounts will be paid to participants in a lump sum or installment payments, for payments triggered by separation from service or an in-service distribution at the election of the participant. Participant SSP accounts are distributed in cash only. Participants can make different payment elections under the SSP and the Resideo Deferred Incentive Compensation Program (“DICP”).

2019 PROXY STATEMENT | 51

Resideo Deferred Incentive Compensation Program

The DICP allows eligible Resideo employees, including the NEOs, to defer all or a portion of their annual cash incentive compensation. Participant balances were moved from the Honeywell Deferred Incentive Plan to the DICP on October 29, 2018.

Interest Rate. All funds are invested in the Fidelity U.S. Bond Index Fund and participant accounts are credited with interest based on the fund’s performance.

Distribution. Amounts transferred from the Honeywell Deferred Incentive Plan to the DICP will follow the same distribution options as applied under the Honeywell plan. For deferrals to the DICP starting in 2019 or later years, payments will commence at the earlier of the participant’s separation from service, death or the in-service distribution date elected by the participant. Amounts will be paid to participants in a lump sum or installment payments for payments triggered by separation from service or an in-service distribution at the election of the participant. Participant DICP accounts are distributed in cash only. Participants can make different payment elections under the SSP and the DICP.

Potential Payments Upon Termination or Change in Control

Overview

This section describes the benefits payable to our NEOs in two circumstances:

•	Termination of employment

•	Change in Control (“CIC”)

Officer Severance Plan

These benefits are determined primarily under a plan that we refer to as our “Officer Severance Plan.” In addition to the Officer Severance Plan, several of our other benefits plans, such as our Annual Incentive Compensation Plan, also have provisions that impact these benefits. These benefits ensure that our executives are motivated primarily by the needs of the businesses for which they are responsible, rather than circumstances that are outside the ordinary course of business, i.e., circumstances that might lead to the termination of an executive’s employment or that might lead to a CIC of the Company. Generally, this is achieved by assuring our NEOs that they will receive a level of continued compensation if their employment is adversely affected in these circumstances, subject to certain conditions. We believe that these benefits help ensure that affected executives act in the best interests of our shareholders, even if such actions are otherwise contrary to their personal interests. This is critical because these are circumstances in which the actions of our NEOs may have a material impact upon our shareholders. Accordingly, we set the level and terms of these benefits in a way that we believe is necessary to obtain the desired results. The level of benefit and the rights to benefits are determined by the type of termination event, as described below.

In November 2018, the Compensation Committee approved the Resideo Technologies, Inc. Severance Plan for Designated Officers, which reflects their assessment of external market data on benefits commonly offered to senior executives in such circumstances. The Committee strongly believes that our severance benefits are generally in line with current market practices and are particularly important as we do not maintain employment agreements with our NEOs. Benefits provided under the Officer Severance Plan are conditioned on the executive executing a full release of claims and certain non-competition and nonsolicitation covenants in favor of the Company. The right to continued severance benefits under the plan ceases in the event of a violation of such covenants. In addition, we would seek to recover severance benefits already paid to any executive who violates such restrictive covenants.

In the case of a CIC, severance benefits are payable only in the event that both parts of the “double trigger” are satisfied. That is, (i) there must be a CIC of our Company, and (ii)(A) the NEO must be involuntarily terminated other than for cause, or (ii)(B) the NEO must initiate the termination of his own employment for good reason. Similarly, our stock incentive plan does not offer single-trigger vesting of equity awards that are assumed or replaced by an acquirer upon a CIC.

The following table summarizes estimated payments and benefits to which our NEOs would be entitled upon the hypothetical occurrence of various termination scenarios or a CIC. The information in the table below is based on

52 | 2019 PROXY STATEMENT

the assumption, in each case, that the termination of employment occurred on December 31, 2018. None of these termination benefits are payable to NEOs who voluntarily resign (other than voluntary resignations for good reason as specified) or whose employment is terminated by us for cause. Pension and non-qualified deferred compensation benefits, which are described elsewhere in this Proxy Statement, are not included in the table below in accordance with the applicable Proxy Statement disclosure requirements, even though they may become payable at the times specified in the table.

Payments and Benefits	Named Executive Officer	Termination by the Company Without Cause ($)	Death ($)	Disability ($)	Change-in-Control– No Termination of Employment ($)	Change-in-Control– Termination of Employment by Company, Without Cause, by NEO for Good Reason or Due to Disability ($)

Cash Severance (Base Salary)	Michael Nefkens	$1,760,000	$—	$—	$—	$1,760,000

	Joseph Ragan	$825,000	$—	$—	$—	$1,100,000

	Michael Flink	$703,500	$—	$—	$—	$938,000

	Stephen Kelly	$645,000	$—	$—	$—	$860,000

	Robert Aarnes	$600,000	$—	$—	$—	$800,000

Annual Incentive–Compensation (1)– Year of Termination	Michael Nefkens	$—	$—	$—	$—	$2,200,000

	Joseph Ragan	$—	$—	$—	$—	$880,000

	Michael Flink	$—	$—	$—	$—	$562,800

	Stephen Kelly	$—	$—	$—	$—	$602,000

	Robert Aarnes	$—	$—	$—	$—	$600,000

Outstanding Equity Awards (2)	Michael Nefkens	$—	$3,172,920	$3,172,920	$—	$3,172,920

	Joseph Ragan	$—	$811,725	$811,725	$—	$811,725

	Michael Flink	$—	$3,238,495	$3,238,495	$—	$3,238,495

	Stephen Kelly	$—	$2,772,955	$2,772,955	$—	$2,772,955

	Robert Aarnes	$—	$1,555,943	$1,555,943	$—	$1,555,943

Benefits (3)	Michael Nefkens	$14,676	$—	$—	$—	$14,676

	Joseph Ragan	$9,480	$—	$—	$—	$12,640

	Michael Flink	$8,327	$—	$—	$—	$11,102

	Stephen Kelly	$8,114	$—	$—	$—	$10,819

	Robert Aarnes	$2,160	$—	$—	$—	$2,880

All Other–Payments/ Benefits	Michael Nefkens	$—	$—	$—	$—	$—

	Joseph Ragan	$—	$—	$—	$—	$—

	Michael Flink	$—	$—	$—	$—	$—

	Stephen Kelly	$—	$—	$—	$—	$—

	Robert Aarnes	$—	$—	$—	$—	$—

Total	Michael Nefkens	$1,774,676	$3,172,920	$3,172,920	$—	$7,147,596

	Joseph Ragan	$834,480	$811,725	$811,725	$—	$2,804,365

	Michael Flink	$711,827	$3,238,495	$3,238,495	$—	$4,750,397

	Stephen Kelly	$653,114	$2,772,955	$2,772,955	$—	$4,245,774

	Robert Aarnes	$602,160	$1,555,943	$1,555,943	$—	$2,958,823

2019 PROXY STATEMENT | 53

The amounts reflected in the first column related to involuntary termination unrelated to a CIC, as well as the final two columns specific to circumstances following a CIC are based on the provisions of the Resideo Technologies, Inc. Severance Plan for Designated Officers, effective as of November 15, 2018, and the provisions of the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and Its Affiliates.

(1)

In addition to the amounts reflected in the final column, if an NEO is terminated without cause in situations following a CIC, the executive will also be entitled to a pro-rated Annual Incentive Award for the period of employment during the year of termination.

(2)

If an NEO is a subject of a Covered Termination following a CIC, the equity award values in the final column above assume a full acceleration of all outstanding, unvested equity awards. All equity award values shown in the table are based on the closing price of Resideo common stock on December 31, 2018 ($20.55/share).

(3)

The amounts reflected represent the Company’s cost for continuation of benefits, such as medical, dental, vision and life insurance, for the Salary Continuation Period as defined under the severance plan.

CEO Pay Ratio

Because we are a newly independent, public company, the SEC does not require us to perform and disclose the CEO pay ratio measurement in this initial Proxy Statement. We anticipate this disclosure will be provided in our next proxy statement in 2020.

As we begin our first full year as an independent, public company, we are confident that the steps taken to establish effective governance and oversight of the compensation of our executives and the alignment of such programs to the interests of our shareholders will prove effective. The Compensation Committee believes strongly that effective corporate governance and competitive, but reasonable, compensation are a cornerstone in delivering on their commitments to our shareholders and customers.

54 | 2019 PROXY STATEMENT

Proposal 4:

Ratification of the Appointment of Independent Registered Public Accounting Firm

Under its written charter, the Audit Committee of the Board has sole authority and is directly responsible for the appointment, compensation, retention, oversight, evaluation and termination of the independent registered public accounting firm retained to audit the Company’s financial statements.

The Audit Committee evaluated the qualifications, performance and independence of the Company’s independent auditors and based on its evaluation, has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2019. Deloitte served as the independent auditor of Resideo during 2018. The Audit Committee and the Board believe that the retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

The Audit Committee is responsible for the approval of the engagement fees and terms associated with the retention of Deloitte. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee will be involved in the selection and evaluation of the lead audit partner and considers whether, in order to assure continuing auditor independence, there should be a regular rotation of the independent registered public accounting firm.

Although the By-Laws do not require that we seek shareholder ratification of the appointment of Deloitte as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte.

Representatives of Deloitte are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders.

The Board of Directors unanimously recommends a vote “FOR” Proposal 4, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.

Report of the Audit Committee

The Audit Committee consists of the three directors named below. Each member of the Audit Committee is an independent director as defined by applicable SEC and NYSE listing standards. In addition, the Board has determined that Mr. Lazar and Mr. Deninger are “audit committee financial experts” as defined by applicable SEC rules and satisfy the “accounting or related financial management expertise” criteria established by the NYSE.

In accordance with its written charter, the Audit Committee of the Board is responsible for assisting the Board to fulfill its oversight of:

•	the integrity of the Company’s financial statements and internal controls;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors.

It is the responsibility of Resideo’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls. The Company’s internal auditors are responsible for conducting internal audits intended to evaluate the adequacy and effectiveness of the Company’s financial and operating internal control systems.

2019 PROXY STATEMENT | 55

Deloitte, the Company’s independent registered public accounting firm for 2019 (the “independent auditor”), is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America (“GAAP”). The independent auditor also review the Company’s interim financial statements in accordance with applicable auditing standards.

In evaluating the independence of Deloitte, the Audit Committee has (i) received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the audit firm’s communications with the Audit Committee concerning independence, (ii) discussed with Deloitte the firm’s independence from the Company and management and (iii) considered whether Deloitte’s provision of non-audit services to the Company is compatible with the auditors’ independence. In addition, the Audit Committee assures that the lead audit partner is rotated at least every five years in accordance with SEC and PCAOB requirements, and considered whether there should be a regular rotation of the audit firm itself in order to assure the continuing independence of the outside auditors. The Audit Committee has concluded that Deloitte is independent from the Company and its management.

The Audit Committee has reviewed with the independent auditor and the Company’s internal auditors the overall scope and specific plans for their respective audits, and the Audit Committee is monitoring the progress of both in assessing the Company’s preparedness for future compliance with Section 404 of the Sarbanes-Oxley Act.

At every regular meeting, the Audit Committee meets separately, and without management present, with the independent auditor and the Company’s Vice President, Internal Audit to review the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s accounting and financial reporting. The Audit Committee also meets separately at its regular meetings with the Chief Financial Officer, the Controller, the General Counsel and the Chief Ethics and Compliance Officer.

The Audit Committee has met and discussed with management and the independent auditor the fair and complete presentation of the Company’s financial statements. The Audit Committee has also discussed and reviewed with the independent auditor all matters required to be discussed by PCAOB Auditing Standard No. 1301 (“Communications with Audit Committees”). The Audit Committee has discussed significant accounting policies applied in the financial statements, as well as alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with both management and the independent auditor.

Relying on the foregoing reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC. In addition, the Audit Committee has approved, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.

The Audit Committee

Jack Lazar (Chair)

Paul Deninger

Sharon Wienbar

56 | 2019 PROXY STATEMENT

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for pre-approval of audit, audit-related, tax and other services, and for pre-approval of related fee estimates or fee arrangements. These procedures require that the terms and fees for the annual audit service engagement be approved by the Audit Committee. The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval under this policy, it will require specific pre-approval by the Audit Committee before the service is provided. In the event the invoice in respect of any covered service that is the subject of general pre-approval is materially in excess of the estimated amount or range, the Audit Committee must approve such excess amount prior to payment of the invoice. Predictable and recurring covered services and their related fee estimates or fee arrangements may be considered for general pre-approval by the full Audit Committee on an annual basis at or about the start of each fiscal year. Specific pre-approval of such services that have not received general pre-approval may be given or effective up to one year prior to commencement of the services. Under the policy, the Audit Committee has delegated to the Chair the authority to pre-approve audit-related and non-audit services and associated fees, that are not otherwise prohibited by law, to be performed by the Company’s independent registered public accounting firm in an amount of up to $100,000 for any one service; the Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services set forth in the following table below were approved by the Audit Committee before being rendered.

Audit and Non-Audit Fees

The following table shows fees for professional services rendered by Deloitte & Touche LLP for the fiscal year ended December 31, 2018. Due to the Spin-Off from Honeywell on October 29, 2018, no fees are reflected for Resideo for the year ended December 31, 2017, as we did not pay any fees for professional services to Deloitte & Touche LLP.

	2018

Audit Fees	$4,998,000	Fees pertaining to the audit of the Company’s annual consolidated financial statements, audits of statutory financial statements of our subsidiaries and fees pertaining to the review of SEC filings.

Audit-Related Fees	$0

Tax Fees	$0

All Other Fees	$0

Total	$4,998,000

2019 PROXY STATEMENT | 57

Questions and Answers

About the Annual Meeting and Voting

1.	Who is entitled to vote and how many votes do I have?

If you were a holder of record of Resideo common stock at the close of business on the record date, April 15, 2019, you are eligible to vote at the annual meeting. For each matter presented for vote, you have one vote for each share you own.

2.	What is the difference between holding shares as a shareholder of record, a registered shareholder, as a beneficial owner of shares and a participant in Honeywell savings plans?

Shareholder of Record or Registered Shareholder. If your shares of common stock are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered a “shareholder of record” or a “registered shareholder” of those shares.

Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm or other similar organization, then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firm or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.

Participants in Honeywell Savings Plans. Shareholders who own Resideo shares as participants in Honeywell savings plans as a result of the Spin-Off are considered the beneficial owners of shares held by the savings plans. The trustee of each savings plan is the shareholder of record for the shares held within the plans.

3.	How do I vote if I am a shareholder of record?

By Internet. You may vote your shares by internet at www.proxyvote.com.

By Telephone. All shareholders of record can vote by touchtone telephone within the U.S., U.S. territories and Canada by calling 1-800-690-6903. The telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been recorded properly.

By Written Proxy. All shareholders of record can also vote by written proxy card. If you are a shareholder of record and receive a Notice of Internet Availability of Proxy Materials (“Notice”) received or requested from us, you may request a written proxy card by following the instructions included in the Notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board.

Via the Virtual Meeting Website. You may vote your shares live at the virtual annual meeting. Even if you plan to attend and participate in our virtual annual meeting via www.virtualshareholdermeeting.com/REZI2019, we encourage you to vote by internet at www.proxyvote.com or by calling 1-800-690-6903, or by returning a proxy card. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the virtual annual meeting. Whether you are a shareholder of record or hold your shares in street name, you may vote online at the virtual annual meeting. You will need to enter the 16-digit control number provided in your proxy materials to vote your shares at the virtual annual meeting. See Question 6 for further details on accessing and voting at the virtual annual meeting.

Unless you vote live at the virtual annual meeting, we must receive your vote by 11:59 p.m., Eastern Daylight Time, on June 11, 2019, the day before the virtual annual meeting, for your vote by proxy to be counted.

Whether or not you plan to attend the virtual annual meeting, we encourage you to vote by proxy as soon as possible. Your shares will be voted in accordance with your instructions.

58 | 2019 PROXY STATEMENT

4.	How do I vote if I am a beneficial owner of shares?

As a beneficial owner, you have the right to direct your broker, bank or other similar organization on how to vote via the internet or by telephone if the broker, bank or other similar organization offers these options or by signing and returning a voting instruction form. Your broker, bank or other similar organization will send you instructions for voting your shares.

Your broker is not permitted to vote on your behalf on “non-routine” matters unless you provide specific instructions by completing and returning the voting instruction form from your broker, bank or other similar organization or by following the instructions provided to you for voting your shares via telephone or the internet. A “broker non-vote” occurs when a broker submits a proxy for the meeting with respect to a “routine” matter but does not have the authority to vote on non-routine matters because the beneficial owner did not provide voting instructions on those matters. Under NYSE rules, the proposal to ratify the appointment of independent auditors (Proposal 4) is considered a routine item. This means that brokerage firms may vote in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the annual meeting. In contrast, all of the other proposals set forth in this Proxy Statement are “non-routine” items. Brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

5.	How do I vote if I participate in the Honeywell savings plans?

You must provide the trustee of the relevant savings plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by calling 1-800-690-6903 or via the internet at www.proxyvote.com. You cannot vote your shares during the virtual annual meeting; the trustee is the only one who can vote your shares. The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants in the relevant plan voted, unless contrary to the Employee Retirement Income Security Act of 1974 (ERISA). To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m., Eastern Daylight Time (EDT), on June 9, 2019.

6.	How do I attend the virtual annual meeting?

The annual meeting will be completely virtual and shareholders will be able to access the meeting live by visiting www.virtualshareholdermeeting.com/REZI2019. We are utilizing the virtual meeting format to enhance shareholder access and encourage participation and communication with our management.

We believe a virtual-only meeting provides expanded access, improved communication and cost savings for our shareholders. A virtual meeting will enable increased attendance because shareholders around the world will be able to attend and listen to the annual meeting live, submit questions and vote their shares electronically, at no cost.

Participating in the Virtual Annual Meeting.

•	Instructions on how to attend the virtual annual meeting are posted at www.virtualshareholdermeeting.com/REZI2019.

•	Shareholders will need to use the 16-digit control number provided in their proxy materials to attend the virtual annual meeting and listen live at www.virtualshareholdermeeting.com/REZI2019.

•	Shareholders of record and beneficial owners as of the record date may vote their shares electronically live during the virtual annual meeting.

•	Shareholders with questions regarding how to attend and participate in the virtual meeting may call 800-586-1548 (US) or 303-562-9288 (International) on the date of the annual meeting.

•	Shareholders encountering any difficulties accessing the virtual meeting during the check-in or meeting time can call 800-586-1548 (US) or 303-562-9288 (International).

2019 PROXY STATEMENT | 59

Additional Information about the Virtual Annual Meeting.

•	Shareholders may submit questions during the live meeting at www.virtualshareholdermeeting.com/REZI2019 or in advance of the meeting at www.proxyvote.com.

•	Management will answer questions on any matters on the agenda before voting is closed.

•	During the live Q&A session of the meeting, management will answer questions as they come in and address those asked in advance, as time permits.

•	In order to allow us to answer questions from as many shareholders as possible, we limit each shareholder to one question.

•

If there are matters of individual concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, shareholders can contact Investor Relations after the meeting at InvestorRelations@resideo.com.

•	The Q&A session will be posted to our Investor Relations website investor.resideo.com as soon as practicable following the conclusion of the virtual annual meeting.

•

Although the live virtual meeting is available only to shareholders at the time of the meeting, a replay of the meeting will be made publicly available on our Investor Relations website investor.resideo.com after the meeting concludes.

7.	What constitutes a “quorum” for the meeting?

A quorum is a majority of the outstanding shares that are entitled to vote as of the record date present at the meeting or represented by proxy. A quorum is necessary to conduct business at the annual meeting. Your shares will be counted as present at the annual meeting if you have properly voted by proxy. Abstentions and broker non-votes count as present at the meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum.

8.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on April 15, 2019, the record date for the meeting, Resideo had 122,690,293 outstanding shares of common stock. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Resideo is incorporated in the State of Delaware. As a result, the Delaware General Corporation Law (the “DGCL”) and the NYSE listing standards govern the voting standards applicable to actions taken by our shareholders. Under our By-Laws, when a quorum is present, in all matters other than the election of directors and frequency of future advisory votes approving the compensation of our NEOs, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the Company’s shareholders. Under the DGCL and the By-Laws, shares that abstain constitute shares that are present and entitled to vote. Shares abstaining have the practical effect of being voted “against” the matter, other than in the election of directors and the frequency of future advisory votes approving the compensation of our NEOs.

With respect to the election of directors, Proposal 1, in order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast at the meeting in respect of his or her election. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast for this purpose.

With respect to the frequency of future advisory votes approving the compensation of our NEOs, Proposal 3, because the advisory vote entails three choices (one, two or three years) in addition to shareholders’ option to abstain from voting, it is possible that none of these choices will receive a majority vote. In such a case, the Board nevertheless will consider the shareholder preferences indicated by the vote.

60 | 2019 PROXY STATEMENT

A description of the voting requirements and related effect of abstentions and broker non-votes on each item for shareholder proposal is as follows:

	VOTING OPTIONS	BOARD RECOMMENDATION	VOTE REQUIRED TO ADOPT THE PROPOSAL	EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

Proposal 1—Election of Class I Directors	For, Against or Abstain on each nominee	FOR each nominee	Majority of votes cast for such nominee	None.

Proposal 2—Advisory Vote to Approve Executive Compensation	For, Against or Abstain	FOR	Majority of shares represented at the annual meeting and entitled to vote	Abstentions are treated as votes against. Broker non- votes have no effect.

Proposal 3—Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation	1 Year, 2 Years, 3 Years or Abstain	1 YEAR	Plurality of shares represented at the annual meeting and entitled to vote	None.

Proposal 4—Ratification of Appointment of Independent Registered Public Accounting Firm	For, Against or Abstain	FOR	Majority of shares represented at the annual meeting and entitled to vote	Abstentions are treated as votes against. Brokers have discretion to vote on this item.

9.	Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the meeting (please note that, in order to be counted, the revocation or change must be received by 11:59 p.m. EDT on June 11, 2019, or by 11:59 p.m. EDT on June 9, 2019 in the case of instructions to the trustee of a Honeywell savings plan):

•	Vote again by telephone or at www.proxyvote.com;

•	Transmit a revised proxy card or voting instruction form that is dated later than the prior one;

•	Shareholders of record and beneficial owners may vote electronically at the virtual annual meeting;

•	Shareholders of record may notify Resideo’s Corporate Secretary in writing that a prior proxy is revoked; or

•	Honeywell savings plan participants may notify the plan trustee in writing that prior voting instructions are revoked or are changed.

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone or the internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand.

10.	Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except:

•	As necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

2019 PROXY STATEMENT | 61

•	In the case of a contested proxy solicitation;

•	If a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•	To allow the independent judge of election to certify the results of the vote.

Broadridge, the independent proxy tabulator used by Resideo, counts the votes and acts as the inspector of elections for the meeting.

11.	How will the voting results be disclosed?

We will announce preliminary voting results at the virtual annual meeting and publish them on our website www.resideo.com. Voting results will also be disclosed on a Form 8-K filed with the SEC within four business days after the annual meeting, which will be available on our website.

12.	What does it mean if I receive more than one Notice?

If you are a shareholder of record or own Resideo shares as a participant in Honeywell’s savings plans, you will receive one Notice (or if you are an employee with a Resideo email address, an email proxy form) for all shares of common stock held in or credited to your accounts as of the record date, if the account names are exactly the same. If your shares are registered differently and are in more than one account, you will receive more than one Notice or email proxy form, and in that case, you can and are urged to vote all of your shares, which will require you to vote more than once.

13.	What is “householding”?

Shareholders of record who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

We will deliver promptly upon written or oral request a separate copy of the 2018 Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, to a security holder at a shared address to which a single copy of the document was delivered. Please go to www.proxyvote.com to request a copy.

Shareholders of record may request to begin or to discontinue householding in the future by contacting Broadridge, either by calling (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders owning their shares through a bank, brokerage firm or other similar organization may request to begin or to discontinue householding by contacting their bank, brokerage firm or other similar organization.

14.	Who pays for the solicitation of proxies?

Resideo is making this solicitation and will pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board of Directors by mail, telephone other electronic means. We have retained Innisfree M&A Inc., 501 Madison Avenue, New York, NY 10022, to assist with the solicitation for an estimated fee of $10,000, plus expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. Our employees may also solicit proxies for no additional compensation.

15.	How do I comment on Company business?

You will have the opportunity to comment when you vote using the internet or you may write any comments on the proxy card if you vote by mailing a proxy card. You may also send your comments to us at Resideo Technologies, Inc., 1985 Douglas Drive North, Golden Valley, MN 55422, Attention: Investor Relations. Although it is not possible to respond to each shareholder, your comments are appreciated and help us to understand your concerns.

62 | 2019 PROXY STATEMENT

16.	When are the 2020 shareholder proposals due?

To be considered for inclusion in the Company’s 2020 Proxy Statement, shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received in writing at our principal executive offices no later than December 27, 2019. Address all shareholder proposals to Resideo Technologies, Inc., 1985 Douglas Drive North, Golden Valley, MN 55422, Attention: Corporate Secretary. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2020 annual meeting, notice of intention to present the proposal, including all information required to be provided by the shareholder in accordance with the Company’s By-Laws, must be received in writing at our principal executive offices by March 14, 2020, and no earlier than February 13, 2020. Address all notices of intention to present proposals at the 2020 annual meeting to Resideo Technologies, Inc., 1985 Douglas Drive North, Golden Valley, MN 55422, Attention: Corporate Secretary.

17.	How may I obtain a copy of Resideo’s 2018 Annual Report on Form 10-K and proxy materials?

If you would like to receive paper or e-mail copies of our 2018 Annual Report and the Proxy Statement, free of charge, you may request them by internet at www.proxyvote.com, by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com. You will need your 16-digit control number provided in your proxy materials to request paper copies. Requests for materials relating to the 2019 annual meeting may be made by calling 1-800-579-1639, and must be made by May 29, 2019 to facilitate timely delivery. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge on our Investor Relations website at investor.resideo.com.

18.	How do I contact the Company or the Board of Directors?

Our Investor Relations department is the primary point of contact for shareholder interaction with Resideo. Shareholders can contact our Investor Relations department by email at InvestorRelations@resideo.com, by phone at 512-779-8646, or by writing to Resideo Technologies, Inc., 1985 Douglas Drive North, Golden Valley, MN 55422, Attention: Investor Relations.

Shareholders, as well as other interested parties, may communicate directly with the Lead Independent Director, the non-employee directors as a group, or individual directors by writing to Resideo Technologies, Inc., 1985 Douglas Drive North, Golden Valley, MN 55422, Attention: Corporate Secretary. Our Corporate Secretary reviews and promptly forwards communications to the directors as appropriate. Communication involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; surveys; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

19.	Can other business in addition to the items listed on the agenda be transacted at the meeting?

The Company knows of no other business to be presented for consideration at the meeting. If other matters are properly presented at the meeting, the persons designated as authorized proxies on your proxy card may vote on such matters at their discretion.

By Order of the Board of Directors,

Jeannine Lane

Executive Vice President, General Counsel and Corporate Secretary

April 25, 2019

2019 PROXY STATEMENT | 63

investor.resideo.com

resideo

1985 Douglas Drive N., Golden Valley, MN 55422

RESIDEO TECHNOLOGIES, INC.

1985 DOUGLAS DRIVE NORTH

GOLDEN VALLEY, MINNESOTA 55422

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 11, 2019. If you participate in the Honeywell Savings and Ownership Plan or the Honeywell Puerto Rico Savings and Ownership Plan, you must vote these shares no later than 11:59 p.m. EDT on June 9, 2019. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/REZI2019

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 11, 2019. If you participate in the Honeywell Savings and Ownership Plan or the Honeywell Puerto Rico Savings and Ownership Plan, you must vote these shares no later than 11:59 p.m. EDT on June 9, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E71969-P19185	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

RESIDEO TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following proposal:

1.	Election of Class I Directors	For	Against	Abstain
Nominees:

	1a. Paul Deninger	☐	☐	☐

	1b. Michael Nefkens	☐	☐	☐

	1c. Sharon Wienbar	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Advisory Vote to Approve Executive Compensation	☐	☐	☐	4.	Ratification of the Appointment of Independent Registered Public Accounting Firm	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:	1 year	2 Years	3 Years	Abstain

3.	Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation ☐	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

Important Notice Regarding Availability of Proxy Materials: The 2019 Notice and Proxy Statement and 2018 Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E71970-P19185

PROXY

RESIDEO TECHNOLOGIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors of Resideo Technologies, Inc.

Annual Meeting of Shareholders - June 12, 2019

The undersigned hereby appoints Roger Fradin, Michael Nefkens and Jeannine Lane as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Resideo Technologies, Inc. to be held on June 12, 2019, live via the Internet at www.virtualshareholdermeeting.com/REZI2019, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Paul Deninger, Michael Nefkens, and Sharon Wienbar.

IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSAL 2, “1 YEAR” FOR PROPOSAL 3 AND “FOR” PROPOSAL 4. PLEASE NOTE: PHONE AND INTERNET VOTING CUTOFF IS 11:59 PM EDT ON JUNE 11, 2019.

Please date and sign your Proxy on the reverse side and return it promptly.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

2019 Annual Meeting June 12, 2019

Important proxy voting material is ready for your action.

This email represents the following share(s):

RESIDEO TECH - COMMON STOCK	123,456,789,012.00000
RESIDEO TECH - HON 401K PLAN KC - UNION	123,456,789,012.00000
RESIDEO TECH - HON 401K PLAN	123,456,789,012.00000
RESIDEO TECH- HON PR SAVINGS PLAN	123,456,789,012.00000

Three

Ways to Vote

Now via ProxyVote
At the Meeting
By Phone 1.800.690.6903

Vote By June 11, 2019 11:59 P.M. ET
For shares held in a Plan, vote by June 9, 2019 11:59 P.M. ET

Control Number: 0123456789012345

Important

Materials

       Annual Report

  Proxy Statement

Attend the Virtual

Meeting

  Attend the Meeting

For holders as of April 15, 2019